UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒                            Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

M.D.C. HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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M.D.C. HOLDINGS, INC.

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

March 1, 2011

To Our Shareowners:

You are invited to attend the 2011 Annual Meeting of Shareowners (the “Meeting”) of M.D.C. Holdings, Inc. (the “Company”) to be held at 4350 South Monaco Street, 6th Floor, Assembly Room, Denver, Colorado, on Wednesday, April 27, 2011, at 8:00 a.m., Mountain Time. Following this letter is the formal Notice of the Annual Meeting and a Proxy Statement describing the matters to be acted upon at the Meeting.

We again are utilizing the rules of the Securities and Exchange Commission that allow us to furnish your proxy materials over the Internet, to lower the cost and environmental impact of our annual meeting. More details are included in the materials that follow.

Your vote is important. Please vote promptly, even if you plan to attend the meeting, by following the instructions in the Proxy Statement or in the Notice of Internet Availability of Proxy Materials that was mailed to you.

Sincerely,

Larry A. Mizel
Chairman of the Board

(i)

M.D.C. HOLDINGS, INC.

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

NOTICE OF ANNUAL MEETING OF

SHAREOWNERS

To Our Shareowners:

The 2011 Annual Meeting of Shareowners (the “Meeting”) of M.D.C. Holdings, Inc. (the “Company”) will be held at 4350 South Monaco Street, 6th Floor, Assembly Room, Denver, Colorado, on Wednesday, April 27, 2011, at 8:00 a.m., Mountain Time. Only shareowners of record at the close of business on February 28, 2011, the record date, will be entitled to vote. At the Meeting, we plan to consider and act upon the following matters:

1.	the election of William B. Kemper, David D. Mandarich and David Siegel as Class II Directors for three-year terms expiring in 2014;

2.	approval of the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan;

3.	approval of the M.D.C. Holdings, Inc. 2011 Stock Option Plan for Non-Employee Directors;

4.	a non-binding advisory vote to approve the compensation of our named executive officers disclosed in this proxy statement;

5.	a non-binding advisory vote on the frequency of the non-binding advisory vote to approve our executive officer compensation practices;

6.	approval of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year; and

And such other business as properly may come before the Meeting and any postponements or adjournments thereof.

Our Board of Directors recommends that you vote: FOR Proposals One, Two, Three, Four and Six and every “1 year” with respect to Proposal Five.

Important Notice Regarding the Availability of Proxy Materials

for the Shareowner Meeting to Be Held on April 27, 2011:

The Proxy Statement, CEO Letter and the Annual Report on Form 10-K are available at:

www.proxyvote.com

(ii)

Management and the Board of Directors desire to have maximum representation at the Meeting and request that you vote promptly, even if you plan to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Joseph H. Fretz Secretary

Denver, Colorado

March 1, 2011

(iii)

M.D.C. HOLDINGS, INC.

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

PROXY STATEMENT

ANNUAL MEETING OF SHAREOWNERS

April 27, 2011

GENERAL INFORMATION

Why am I receiving these materials?

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of M.D.C. Holdings, Inc. (the “Company”) to be used at the Annual Meeting of Shareowners of the Company (the “Meeting”) to be held at our principal executive offices, 4350 South Monaco Street, 6th Floor, Assembly Room, Denver, Colorado 80237, on Wednesday, April 27, 2011, at 8:00 a.m., Mountain Time, and any postponements or adjournments thereof. The record date, for determining shareowners entitled to vote at the Meeting, is February 28, 2011 (the “Record Date”). The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareowners. Our shareowners are invited to attend the meeting and are encouraged to vote on the matters described in this Proxy Statement.

How are the proxy materials being delivered?

As we did last year, we are utilizing the rules of the Securities and Exchange Commission (“SEC”) that allow us to deliver proxy materials to our shareowners on the Internet. Under these rules, we are sending most of our shareowners a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a full set of proxy materials. If you receive the Notice, you will not receive printed copies of the proxy materials unless you specifically request them. Instead, the Notice tells you how to access and review on the Internet all of the important information contained in the proxy materials. The Notice also tells you how to vote your proxy card on the Internet and how to request a printed copy of our proxy materials. We expect to mail, or provide the Notice and electronic delivery of, this Proxy Statement, the proxy card and the Notice of Annual Meeting (the “Proxy Materials”) on or about March 1, 2011.

The Company’s 2010 Annual Report on Form 10-K, which includes the Company’s 2010 audited financial statements, and a CEO letter accompany these Proxy Materials. Except to the extent expressly referenced in this Proxy Statement, the Annual Report is not incorporated into this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials

for the Shareowner Meeting to Be Held on April 27, 2011:

The Proxy Statement, CEO Letter and the Annual Report on Form 10-K are available at:

www.proxyvote.com

Who is paying for this proxy solicitation?

The Company will pay the cost of solicitation. The Company also will reimburse bankers, brokers and others holding shares in their names or in the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending the Proxy Materials to the beneficial owners of such shares. In addition to the original solicitation of proxies, solicitations may be made in person, by telephone or by other means of communication by Directors, officers and employees of the Company, who will not be paid any additional compensation for these activities.

We intend to retain the services of Alliance Advisors, LLC or another proxy solicitation firm to solicit proxies. We will pay all reasonable costs associated with such firm, which we anticipate will not exceed $12,500 plus costs and expenses.

Who is entitled to vote at or attend the Annual Meeting?

Holders of shares of the Company’s common stock, $.01 par value (the “Common Stock”) at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. All shareowners of record and beneficial owners wishing to attend the Meeting must bring with them a government issued picture identification of themselves and check in at the registration desk at the meeting. Beneficial owners must also bring proof of ownership as described below. Attendees must comply with the rules of conduct available at the registration desk. A list of shareowners of record entitled to vote at the Meeting will be available for examination by any shareowner at the Meeting and for ten days prior to the Meeting at our principal executive offices.

Shareowners of Record.  If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a shareowner of record. As a shareowner of record, you may vote in person at the meeting or vote by proxy.

Beneficial Owners.  If, on the Record Date, your shares were not held in your name, but rather were held in an account at a brokerage firm, bank or other nominee (commonly referred to as being held in “street name”), or through our 401(k) savings plan, you are the beneficial owner of those shares. The organization holding your account is considered to be the shareowner of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other nominee regarding how to vote the shares held in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareowner of record, you may not vote your shares in person at the meeting unless you obtain a valid legal proxy from your broker or other nominee and bring the legal proxy to the annual meeting. (Legal proxies are not available for shares held through our 401(k) savings plan; you must vote those shares as provided below.) If you want to attend the annual meeting, but not vote at the annual meeting, you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date.

How do I vote my shares?

By Telephone or the Internet.  Shareowners can vote their shares via telephone or the Internet as instructed in the Notice of Internet Availability of Proxy Materials. The telephone and Internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. The telephone and Internet voting facilities will close at 11:59 p.m., Eastern Time, on April 26, 2011. (Participants in our 401(k) savings plan have an earlier deadline - see below.)

By Mail.  Shareowners who requested a paper proxy card may vote by mail and should complete, sign and date their proxy card and mail it in the pre-addressed envelope that accompanied the delivery of the paper proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Beneficial shareowners (shares held in street name) may vote by mail by requesting a paper proxy card according to the instructions contained in the Notice of Internet Availability of Proxy Materials received from their broker or other agent, and then completing, signing and dating the voting instruction card provided by the broker or other agent and mailing it in the pre-addressed envelope provided.

401(k) Savings Plan.  If your shares are held through our 401(k) savings plan, you will receive the Notice of Internet Availability of Proxy Materials, or copies of the Proxy Materials, and you are entitled to instruct the plan trustee how to vote the shares allocated to your account following the instructions described above. You must provide your instructions no later than 11:59 p.m., Eastern Time, on April 22, 2011.

At the Meeting.  Shares held in your name as the shareowner of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares, giving you the right to vote the shares, and you bring the legal proxy to the Annual Meeting.

What if I receive more than one Notice of Internet Availability of Proxy Materials?

If you receive more than one Notice, you hold shares in more than one name or shares in different accounts. To ensure that all of your shares are voted, you will need to vote separately by telephone or the Internet using the specific control number contained in each Notice that you receive.

Can I change my vote or revoke my proxy?

You can change your vote or revoke your proxy before the Meeting. You can do this by casting a later proxy through any of the available methods described above. If you are a shareowner of record, you can also revoke your proxy by delivering written notice of revocation to the Secretary of the Company, by presenting to the Company a later-dated proxy card executed by the person executing the prior proxy card or by attending the Meeting and voting in person. If you are a beneficial owner, you can revoke your proxy by following the instructions sent to you by your broker, bank or other agent.

How are votes counted?

Shares of Common Stock represented by properly executed proxy cards, or voted by proxy by telephone or the Internet, and received in time for the Meeting will be voted in accordance with the instructions specified in the proxies. Unless contrary instructions are indicated in a proxy, the shares of Common Stock represented by such proxy will be voted FOR the election as Directors of the nominees named in this Proxy Statement, FOR approval of the 2011 Equity Incentive Plan and the 2011 Stock Option Plan for Non-Employee Directors, FOR the advisory vote on executive compensation, FOR voting on “Say on Pay” resolutions every 1 year and FOR approval of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. If you grant a proxy (other than for shares held in our 401(k) savings plan), either of the officers named as proxy holders, Michael Touff and Joseph H. Fretz, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the Meeting or at any adjournment or postponement that may take place. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as the proxy holder will vote your proxy for another candidate or other candidates nominated by our Board.

The trustee of the 401(k) savings plan is authorized to vote the shares of Common Stock allocated to participant accounts as instructed by the participants. If the 401(k) trustee does not receive voting instructions from a participant, or if instructions are not received in a timely fashion, the trustee will vote the participant’s shares of Common Stock in the same proportions as the participants who affirmatively directed their shares of Common Stock to be voted, unless the plan administrator determines that a pro rata vote would be inconsistent with its fiduciary duties under the Employee Retirement Income Security Act (“ERISA”). If the plan administrator makes such a determination, the trustee will vote the Common Stock as the plan administrator determines is consistent with its fiduciary duties under ERISA.

The inspector of elections designated by the Company will use procedures consistent with Delaware law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote.

What are the voting requirements?

Each share of Common Stock issued and outstanding on the Record Date, other than shares held by the Company or a subsidiary, is entitled to one vote on each matter presented at the Meeting. As of the Record Date, approximately 47,295,000 shares of Common Stock were issued, outstanding and entitled to vote.

The Company’s By-Laws provide that the holders of one-third of the shares of Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for transacting business at the Meeting. Shareowners who are present in person or represented by proxy, whether they vote for, against or abstain from voting on any matter, will be counted for purposes of determining whether a quorum exists. Broker non-votes, described below, also will be counted as present for purposes of determining whether a quorum exists.

The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting will be required for the election of a nominee to the Board of Directors. In order for the following proposals to be approved, New York Stock Exchange (the “NYSE”) rules require approval by a majority of votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal: (i) the 2011 Equity Incentive Plan; and (ii) the 2011 Stock Option Plan for Non-Employee Directors.

The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Meeting is necessary for advisory approval of the executive compensation practices disclosed in this proxy statement. The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting will be required for advisory approval as to whether the non-binding advisory vote on executive compensation should be held every one, two or three years. Because your vote on executive compensation and on the frequency of the vote is advisory, it will not be binding upon the Company.

To be approved, the proposal to approve the appointment of the Company’s auditor each must receive the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Meeting.

Rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at shareowner meetings are “routine” or “non-routine.” If a proposal is routine, a NYSE member organization (“broker”) holding shares for an owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when a proxy is received from a broker and the broker has not voted with respect to a particular matter because the broker has not received voting instructions from the beneficial owner of the shares and the broker either lacks or declines to exercise the authority to vote the shares in its discretion. The proposal to approve the selection of the auditor is a routine proposal under the rules of the NYSE. As a result, brokers holding shares for an owner in street name may vote on the proposal even if no voting instructions are provided by the beneficial owner. The proposals to elect directors, to approve the 2011 Equity Incentive Plan, to approve the 2011 Stock Option Plan for Non-Employee Directors and for advisory approval of executive compensation practices and the frequency of the vote on executive compensation are non-routine proposals under the rules of the NYSE. As a result, brokers holding shares for an owner in street name may vote on these proposals only if voting instructions are provided by the beneficial owner.

NOTE: If your shares are held through a broker, they will not be voted on the non-routine proposals unless you affirmatively vote your shares.

The following table reflects the vote required for the proposals and the effect of broker non-votes, withhold votes and abstentions on the vote, assuming a quorum is present at the Meeting:

Proposal	Vote Required	Effect of Broker Non-Votes, Withhold Votes and Abstentions

1. Election of Directors	The three nominees who receive the most votes will be elected.	Broker non-votes and withhold votes have no legal effect.

2. Approval of the 2011 Equity Incentive Plan

Step 1: Approval by a majority of the votes cast on the proposal;

Step 2: Provided that the total votes cast on the proposal represent over 50% in interest of all shares entitled to vote on the proposal.

Broker non-votes have no legal effect with respect to Step 1, and are not counted as “cast” for purposes of meeting the 50% requirement of Step 2.

Abstentions have the same effect as a vote against the proposal with respect to Step 1 and are counted as “cast” for purposed of meeting the 50% requirement of Step 2.

3. Approval of the 2011 Stock Option Plan for Non-Employee Directors

Step 1: Approval by a majority of the votes cast on the proposal;

Step 2: Provided that the total votes cast on the proposal represent over 50% in interest of all shares entitled to vote on the proposal.

Broker non-votes have no legal effect with respect to Step 1, and are not counted as “cast” for purposes of meeting the 50% requirement of Step 2.

Abstentions have the same effect as a vote against the proposal with respect to Step 1 and are counted as “cast” for purposed of meeting the 50% requirement of Step 2.

4. Advisory vote to approve executive compensation (Say on Pay)	Affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Meeting.	Broker non-votes have no legal effect; abstentions have the same effect as a vote against the proposal.

5. Advisory vote on the frequency of an advisory vote to approve executive compensation	A plurality vote (the alternative with the most votes) of the holders of the shares of Common Stock represented and entitled to vote at the Meeting.	Broker non-votes and withhold votes have no legal effect.

6. Selection of Auditor	Affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Meeting.	Broker non-votes have no legal effect; abstentions have the same effect as a vote against the proposal.

Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting. If any other proposals are properly presented to the shareowners at the Meeting, the number of votes required for approval will depend on the nature of the proposal. Generally, under Delaware law and our By-Laws, the number of votes required to approve a proposal is the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. The proxy card gives discretionary authority to the proxy holders to vote on any matter not included in this Proxy Statement that is properly presented to the shareowners at the Meeting and any adjournments or postponements thereof. The persons named as proxies on the proxy card are Michael Touff, the Company’s Senior Vice President and General Counsel, and Joseph H. Fretz, the Company’s Secretary and Corporate Counsel.

HOUSEHOLDING OF PROXY MATERIALS

The broker, bank or other nominee of any shareowner who is a beneficial owner, but not the record holder, of the Company’s Common Stock may deliver only one copy of the proxy related materials to multiple shareowners sharing an address (a practice called “householding”), unless the broker, bank or nominee has received contrary instructions from one or more of the shareowners.

In addition, with respect to shareowners of record, in some cases, only one copy of the proxy related materials may be delivered to multiple shareowners sharing an address, unless the Company has received contrary instructions from one or more of the shareowners. Upon written or oral request, the Company will deliver free of charge a separate copy of each of the proxy related materials, as applicable, to a shareowner at a shared address to which a single copy was delivered. You can notify your broker, bank or other nominee (if you are not the record holder) or the Company (if you are the record holder) that you wish to receive a separate copy of such materials in the future, or alternatively, that you wish to receive a single copy of the materials instead of multiple copies. The Company’s contact information for these purposes is: M.D.C. Holdings, Inc., telephone number: (303) 773-1100, Attn: Corporate Secretary, 4350 South Monaco Street, Suite 500, Denver, CO 80237.

CORPORATE GOVERNANCE

Director Independence

Six of the eight Board members are independent. NYSE listing standards require that the Board of Directors be comprised of a majority of independent directors. SEC rules and NYSE listing standards require that audit committees be comprised solely of independent directors. NYSE listing standards also require that corporate governance/nominating committees and compensation committees be comprised solely of independent directors.

Under the NYSE listing standards, no director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board has adopted the following categorical standards to assist in determining whether a director of the Company (“Director”) is independent:

Unless there exists a material relationship between the Company and a Director of the Company, such Director will be deemed “independent” if:

1.	The Director has not been an employee of the Company, and no immediate family member of the Director has been an executive officer of the Company, within the last three years.

2.

The Director has not received, and no immediate family member of the Director has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than (a) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), (b) compensation paid to the Director for former service as an interim chairman, chief executive officer or other executive officer of the Company, or (c) compensation paid to an immediate family member of the Director as an employee of the Company (other than an executive officer of the Company).

3.

(a) Neither the Director nor an immediate family member of the Director is a current partner of a firm that is the Company’s internal or external auditor; (b) the Director is not a current employee of such a firm; (c) the Director does not have an immediate family member who is a current employee of such a firm and who personally works on the Company’s audit; or (d) neither the Director nor an immediate family member of the Director was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

4.

Neither the Director nor an immediate family member of the Director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives at the same time serves or served on the other company’s compensation committee.

5.

The Director is not a current employee, and no immediate family member of the Director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The Board of Directors also has adopted the following, additional standards of independence with respect to members of the Company’s Audit Committee:

A Director will be deemed “independent” for purposes of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, provided:

1.

The Director has not directly or indirectly accepted any consulting, advisory, or other compensatory fee from the Company (or any subsidiary), other than (a) in the Director’s capacity as a member of the Board of Directors and any Board committee, (b) fixed amounts under a retirement plan for prior service or (c) dividends to shareowners.

2.

The Director has not been an “affiliated person” of the Company (or any subsidiary), apart from his/her capacity as a member of the Board or any Board committee. An “affiliated person” means a person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company.

The foregoing standards are available on the investor relations section of Company’s web site, www.mdcholdings.com.

The Company’s Board of Directors has determined the independence of Directors based on a review conducted by the Corporate Governance/Nominating Committee. This determination included consideration of the fact that California Bank & Trust, of which Mr. Blackford is the Chief Executive Officer, was one of the participating lenders in the Company’s Second Amended and Restated Credit Agreement dated March 22, 2006, as amended (the agreement was terminated in 2010). For 2010, California Bank & Trust received interest and fees from the Company representing less than 0.002% of the bank’s interest and non-interest income, and Mr. Blackford had no direct or indirect material interest with respect to the credit agreement. The Board also considered the Company’s investment in corporate fixed-income securities offered by Zions Bancorporation, of which Mr. Blackford is an officer, and the deposit accounts the Company maintained at two of Zions’ subsidiary banks. For 2010, the Company’s interest income from these investments was less than 0.107% of Zions’ total consolidated interest and non-interest income, and Mr. Blackford had no direct or indirect material interest in the investment transactions.

The Board determined that each of Messrs. Michael A. Berman, David E. Blackford, Steven J. Borick, Herbert T. Buchwald, William B. Kemper and David Siegel have no material relationship with the Company, each is independent under the NYSE listing standards and each meets the foregoing standards of Director independence adopted by the Board. The Board also determined that each of Messrs. Berman, Blackford, Borick, Buchwald, Kemper and Siegel meets the independence standards for Audit Committee membership under the rules of the SEC and the standards adopted by the Board of Directors, and that each is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and the Section 162(m) regulations.

Frequent Meetings of the Board of Directors and Board Committees

The Board of Directors and the Audit Committee generally hold regular monthly meetings and additional meetings as necessary. The other Board committees also hold frequent meetings, as may be necessary. In 2010, the Board, the Audit Committee, the Compensation Committee, the Corporate Governance/Nominating Committee and the Legal Committee held 14, 13, 8, 7 and 10 meetings, respectively. In 2009, they held 15, 13, 10, 6 and 10 meetings, respectively, and in 2008, they held 14, 12, 11, 6 and 10 meetings, respectively.

Asset Management Committee

The Company has in place an Asset Management Committee (“AMC”). Currently, the AMC consists of three committees (for reviewing real estate and corporate transactions), each including at least one member of our senior management. The AMC generally meets weekly to review all proposed real estate transactions and other proposed non-real estate transactions at or above certain thresholds. Transactions that exceed certain thresholds also are reviewed by an executive committee of senior officers and the Board of Directors.

Lead Director

The Board has designated Herbert T. Buchwald, an independent member of the Board, as Lead Director. Mr. Buchwald is the Chairman of the Audit Committee, a member of the Compensation, Legal and Corporate Governance/Nominating Committees, and is the Company’s Audit Committee

Financial Expert. Among other responsibilities, the Lead Director advises the Chairman of the Board as to the quality, quantity and timeliness of the flow of information to permit the independent Directors to effectively and responsibly perform their duties, assists in providing effective corporate governance in the management of the affairs of the Board and the Company, advises the Chairman as to an appropriate schedule of Board and Committee meetings, provides input as to meeting agendas and topics, coordinates and provides guidance to the committee chairmen and independent Directors in the performance of their duties, coordinates the agenda for and presides at executive sessions of the independent Directors, facilitates the process of conducting Committee and Board self-evaluations, acts as a liaison between the independent Directors and the Chairman of the Board, as deemed necessary, and performs such other responsibilities as may be delegated to the Lead Director by the Board from time to time.

Corporate Governance/Nominating Committee

The Board of Directors has established a Corporate Governance/Nominating Committee, consisting of Messrs. Kemper, Buchwald, Berman and Blackford, who serves as its Chairman. Each member of the committee is independent as defined in the listing standards of the NYSE. The organization, functions and responsibilities of the committee are described in the Corporate Governance/Nominating Committee charter, which is posted under the corporate governance documents on the investor relations section of the Company’s website, www.mdcholdings.com. See also “Information Concerning the Board of Directors” below.

Corporate Governance Guidelines

Upon the recommendation of the Corporate Governance/Nominating Committee, the Board of Directors adopted a set of corporate governance guidelines to implement requirements of the NYSE. These guidelines, as amended, are posted under the corporate governance documents on the investor relations section of the Company’s website, www.mdcholdings.com.

Equity Ownership Guidelines for Directors

In order to evidence the financial alignment of the Company’s Directors with the interests of the Company’s shareowners, the Corporate Governance/Nominating Committee and the Board of Directors have established Equity Ownership Guidelines for Directors of the Company. Under these guidelines, each Director is encouraged to acquire and maintain ownership of Common Stock with an acquisition value, measured at the time of acquisition, of not less than ten times the annual amount of the retainer paid for serving on the Board of Directors. The annual amount of the retainer currently is $48,000 resulting in a current stock ownership goal of $480,000 for those Directors who have not previously achieved the goal. The Directors who have not yet achieved the goal have agreed, upon their future exercise of stock options, to retain the shares they acquire net of the exercise price and taxes. All Directors are in compliance with the Guidelines. Five of the Directors have not attained the stock ownership goal.

Regularly Scheduled Executive Sessions of Non-Management Directors

The Company’s corporate governance guidelines provide for the non-management Directors to meet at regularly scheduled executive sessions without management present. All six of the Company’s non-management directors are independent, as discussed above. The Lead Director presides at the executive sessions. In 2010, six executive sessions were held.

Communications with the Board of Directors

Shareowners and other interested parties may contact the independent Directors and the Board of Directors by using the procedures established by the Audit Committee for receipt of complaints and concerns regarding accounting or auditing matters. These procedures are posted under the corporate governance documents in the investor relations section of the Company’s website, www.mdcholdings.com. Alternatively, communications may be sent directly to Mr. Blackford, Chairman of the Corporate Governance/Nominating Committee, at 1900 Main Street, 2nd Floor, Irvine, CA 92614. Any communications received by the Company’s compliance committee, which come within the purview of a Board committee and/or the Board, will be forwarded to the committee chair or the Lead Director, as applicable.

Committee Charters

Upon the recommendations of the Audit Committee and the Compensation Committee, respectively, the Board of Directors has adopted re-stated charters for those committees, designed to comply with the applicable requirements of the amended NYSE listing standards and SEC regulations. The Board of Directors also has adopted a charter for the Corporate Governance/Nominating Committee and a re-stated charter for the Legal Committee. These charters are posted under the corporate governance documents on the investor relations section of the Company’s website, www.mdcholdings.com.

Corporate Code of Conduct

For many years, the Company has had in place a Corporate Code of Conduct designed to provide that all persons associated with the Company, including employees, officers and Directors, follow the Company’s compliance program and legal and ethical obligations and conduct themselves accordingly. The Corporate Code of Conduct includes, among other things, a code of ethics for senior financial officers and Audit Committee complaint procedures, as required by the Sarbanes-Oxley Act of 2002 and SEC regulations. The Corporate Code of Conduct, the code of ethics for senior financial officers and the Audit Committee complaint procedures for handling confidential complaints regarding accounting or auditing matters are posted under the corporate governance documents on the investor relations section of the Company’s website, www.mdcholdings.com.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Ownership of Directors and Officers

Certain information, as of February 28, 2011, the Record Date, with respect to Common Stock beneficially owned by the Company’s named executive officers, the nominees for election as Directors and the continuing Directors of the Company, furnished in part by each such person, appears below (unless stated otherwise, the named beneficial owner possesses the sole voting and investment power with respect to such shares):

Name of Executive Officer/Director	Number of Shares of Common Stock Owned Beneficially [1]		Percent of Class [2]
Christopher M. Anderson (former officer)	34,925		*
Michael A. Berman	125,000		*
David E. Blackford	154,000		*
Steven J. Borick	150,500		*
Herbert T. Buchwald	244,523		*
William B. Kemper	182,500		*
David D. Mandarich	4,240,457		8.5%
Larry A. Mizel	7,987,627	[3]	16.0%
David Siegel	50,000		*
Michael Touff	277,897		*
Vilia Valentine	4,450		*
All executive officers and Directors as a group (11 persons)	13,451,879		26.4%

*	Represents less than one percent of the shares of Common Stock outstanding and entitled to vote.

[1]

Includes, where applicable, shares of Common Stock owned by related individuals or entities over whose shares such person may be deemed to have beneficial ownership. Also includes the following shares of Common Stock subject to options that are exercisable or become exercisable within 60 days of the Record Date at prices ranging from $18.47 to $78.89 per share: Michael A. Berman 125,000; David E. Blackford 150,000; Steven J. Borick 150,000; Herbert T. Buchwald 227,575; William B. Kemper 182,500; David D. Mandarich 1,203,902; Larry A. Mizel 1,428,902; David Siegel 50,000; Michael Touff 146,709; and Vilia Valentine 1,625. As a group, the executive officers and Directors had the right to acquire within 60 days of the Record Date by the exercise of options an aggregate of 3,666,213 shares of Common Stock.

[2]

The percentage shown is based on the number of shares of Common Stock outstanding and entitled to vote as of the Record Date. All shares of Common Stock that the person or group had the right to acquire within 60 days of the Record Date are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by any other person or group.

[3]	Mr. Mizel has sole voting power and sole investment power over 1,652,197 shares and shared voting power and shared investment power over 6,335,430 shares.

Ownership of Certain Beneficial Owners

The table below sets forth information with respect to those persons (other than the officers/directors listed above) known to the Company, as of the Record Date, to have owned beneficially 5%

or more of the outstanding shares of Common Stock. The information as to beneficial ownership is based upon statements filed by such persons with the SEC under Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned Beneficially		Percent of Class [1]
FMR LLC 82 Devonshire Street Boston, MA 02109	5,678,448	[2]	12.1%

Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	4,943,189	[3]	10.5%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	3,882,271	[4]	8.2%

Vanguard Windsor Funds 100 Vanguard Blvd. Malvern, PA 19355	3,137,926	[5]	6.7%

[1]	The percentage shown is based on the number of shares outstanding and entitled to vote as of the Record Date.

[2]

Schedule 13G/A filed with the SEC on February 14, 2011 disclosed that: Fidelity Management & Research Company is the beneficial owner of 4,551,500 shares; FMR LLC has sole voting power over 1,126,948 shares; and Edward C. Johnson 3d has sole voting power over 23,309 shares; and FMR LLC and Edward C. Johnson 3d have sole dispositive power over 5,678,448 shares.

[3]

Schedule 13G/A filed with the SEC on February 14, 2011 disclosed that: Wellington Management Company, LLP has shared voting power over 1,569,963 shares and shared dispositive power over 4,943,189 shares.

[4]	Schedule 13G/A filed with the SEC on February 7, 2011 disclosed that: BlackRock, Inc. has sole voting power and sole dispositive power over 3,882,271 shares.

[5]	Schedule 13G/A filed with the SEC on February 10, 2011 disclosed that: Vanguard Windsor Funds has sole voting power over 3,137,926 shares.

No change in control of the Company has occurred since the beginning of the last fiscal year. The Company knows of no arrangement the operation of which, at a subsequent date, may result in a change in control of the Company.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides for three classes of Directors with staggered terms of office, to be divided as equally as possible. Nominees of each class serve for terms of three years (unless a nominee is changing to a different class) and until election and qualification of their successors or until their resignation, death, disqualification or removal from office.

The Board of Directors consists of eight members, including three Class II Directors whose terms expire in 2011, two Class III Directors whose terms expire in 2012 and three Class I Directors whose terms expire in 2013. At the Meeting, three Class II Directors are to be elected to three-year terms expiring in 2014. The nominees for the Class II Directors are Messrs. William B. Kemper, David D. Mandarich and David Siegel. All of the nominees presently serve on the Board of Directors of the Company. Based on the recommendation of the Corporate Governance/Nominating Committee, the Board approved the nomination of Messrs. Kemper, Mandarich and Siegel for election as Class II Directors.

Unless otherwise specified, proxies will be voted FOR the election of Messrs. Kemper, Mandarich and Siegel. Management and the Board of Directors are not aware of any reasons that would cause any of Messrs. Kemper, Mandarich and Siegel to be unavailable to serve as Directors. If any of Messrs. Kemper, Mandarich and Siegel become unavailable for election, discretionary authority may be exercised by the proxy holders named in the proxy to vote for a substitute candidate or candidates nominated by the Board of Directors.

The Board of Directors recommends a vote FOR the election of Messrs. Kemper, Mandarich and Siegel as Directors.

Certain information, as of February 28, 2011, the Record Date, with respect to Messrs. Berman, Buchwald and Mizel, the nominees for election, and the continuing Directors of the Company, furnished in part by each such person, appears below:

Name	Age	Positions and Offices with the Company and Other Principal Occupations
NOMINEES:
		Class II Terms Expire in 2011

William B. Kemper	74	Private real estate investor

David D. Mandarich	63	President and Chief Operating Officer of the Company

David Siegel	54	Partner, Irell & Manella LLP

CONTINUING DIRECTORS:
		Class III Terms Expire in 2012

David E. Blackford	62	President, Chief Executive Officer and Chairman of the Board of California Bank & Trust

Steven J. Borick	58	Director, President and Chief Executive Officer of Superior Industries International, Inc., President of Texakota, Inc. and a General Partner in Texakota Oil Company

		Class I Terms Expire in 2013

Michael A. Berman	60	Chairman, Applied Capital Management

Herbert T. Buchwald	80	Principal in the law firm of Herbert T. Buchwald, P.A. and President and Chairman of the Board of Directors of BPR Management Corporation

Larry A. Mizel	68	Chairman of the Board of Directors and Chief Executive Officer of the Company

Other Information Relating to Directors

The following is a brief description of the business experience during at least the past five years of each nominee for the Board of Directors of the Company and each of the continuing members of the Board. Their experience, qualifications, attributes or skills, set forth below, have led to the conclusion that each person should serve as a director, in light of the registrant’s business and structure.

None of the business organizations (excluding the Company, HomeAmerican Mortgage Corporation and M.D.C. Land Corporation) are affiliates of the Company. Other than for Mr. Borick, who is a director of Superior Industries International, Inc., none of the directors or director nominees holds, or has held during the past five years, any directorship in any company with a class of securities registered pursuant to Section 12 of the Exchange Act, subject to the requirements of Section 15(d) of the Exchange Act or registered as an investment company under the Investment Company Act of 1940.

Michael A. Berman has over twenty years experience in the financial services industry. He is a member of Applied Capital Management, a private investment management firm located in Scottsdale, Arizona, and has served as its chairman from 2002 to date. From 2005 to 2006, he also served as the chief executive officer of First Ascent Capital, a financial services firm located in New York. From July 2006 until December 2008, he served as president and chief executive officer of Real Estate Equity Exchange, Inc. (Rex & Co.), a financial services firm located in San Francisco, California. From January 1990 to March 1999, Mr. Berman was employed by The Nomura Securities Co., Ltd. (Tokyo) group of companies, where he held several senior executive positions, including that of President and CEO of Nomura Holding America Inc. and Chairman of Capital America, Nomura’s commercial real estate lending subsidiary. In April 2006, Mr. Berman became a Director of the Company and, in September 2006, he was appointed a director of HomeAmerican Mortgage Corporation (“HomeAmerican”), the Company’s wholly owned mortgage lending subsidiary. Mr. Berman is a current member of the Audit, Compensation and Corporate Governance/Nominating Committees. Mr. Berman’s experience as a senior executive in corporate finance, in general, and the residential mortgage market, in particular, provide the Company with a valuable resource.

David E. Blackford has over 35 years experience in the banking industry. He was employed by California Bank & Trust, a leading California banking institution, between 1998 and 2001 as managing director, serving on the board of directors and the Senior Loan Committee for Real Estate Finance. In May 2001 he was appointed chairman, president and chief executive officer, positions he currently holds. He also is an executive vice president of Zions Bancorporation, the parent company of CB&T. Prior to 1998, he served as an executive officer in several financial institutions, including Bank One and Valley National Bank. He joined the Company’s Board of Directors in April 2001. Mr. Blackford currently is the Chairman of the Corporate Governance/Nominating Committee and a member of the Audit Committee. His experience and knowledge of historic and current institutional real estate lending practices, the regulatory process and the volatility of the credit markets provide a unique perspective to the Board.

Steven J. Borick has served as a director of Superior Industries International, Inc., a NYSE-listed company, an international manufacturer of automobile wheels and suspension parts, for over twenty-nine years. He was named Superior’s president and chief executive officer effective January 2004 and Chairman of the Board in May 2007, positions he currently holds. Mr. Borick had been named president and chief operating officer effective January 2003 and, prior to that date, he served as executive vice president of that company. Mr. Borick also has been president of Texakota, Inc., an oil and gas exploration and development company, and general partner in Texakota Oil Company, a private oil and gas partnership, since 1998. Mr. Borick has served as a Director of the Company since April 1987 and, over the years, has served as the Chairman of the Compensation Committee and as a member of the Audit Committee and the Legal Committee. He currently is a member of the Legal Committee. Mr. Borick’s long term experience in the management of a NYSE-listed company provides the Company with significant insight into the conduct of business operations, compliance with legal and regulatory processes and the means for attracting and investing its capital.

Herbert T. Buchwald is a principal in the law firm of Herbert T. Buchwald, P.A. and president and chairman of the board of directors of BPR Management Corporation, a property management company located in Denver, Colorado, positions he has held for more than the past five years. Mr. Buchwald has been engaged in the acquisition, development and management of residential and commercial real estate in Florida, New Jersey and Colorado, through both publicly and privately held ventures for more than forty years. As an attorney, he has been admitted to practice before federal and state trial and appellate courts in Florida and Colorado. In addition, he holds an accounting degree and formerly was a practicing Certified Public Accountant. He has been a member of the Company’s Board of Directors since March 1994. Since March 2007, he has served as the Lead Director and he is a member of the Compensation, Legal and Corporate Governance/Nominating Committees and the Chairman of the Audit Committee. The combination of his knowledge, experience and skills provide the Company with strong oversight of accounting, financial, regulatory and legal matters, as well as the operation of the Company’s real estate businesses.

William B. Kemper has been engaged in private real estate investments, real estate development and property management since May 1982. Prior to May 1982, he was president of Gold Crown, Inc., a real estate development company. Mr. Kemper has been a Director since January 1972 and, over the years, has served as Chairman of the Audit Committee and a member of the Compensation and Governance/Nominating Committees. He currently serves as Chairman of the Compensation Committee and as a member of the Company’s Audit and Corporate Governance/Nominating Committees. He also is a director of HomeAmerican. Mr. Kemper’s extensive experience in residential mortgages and real estate, and his service on the Board and as a member of the Company’s Audit, Corporate/Governance Nominating and Compensation Committees, provide the Board with long term knowledge and continuity in the oversight of the Company’s operations.

David D. Mandarich has been associated with the Company since 1980. He was elected President and Chief Operating Officer of the Company in June 1999, a position he currently holds. He previously had been elected Chief Operating Officer in March 1996, Co-Chief Operating Officer in September 1994 and Executive Vice President-Real Estate in April 1993. He was a Director from September 1980 until April 1989, was appointed a Director in March 1994 and subsequently has continued to serve as a Director. A skilled and experienced leader in the homebuilding industry, Mr. Mandarich provides the Board with the benefit of his judgment and his knowledge and understanding of the Company’s homebuilding business and operations.

Larry A. Mizel founded the Company in 1972 and has served as a Director and Chairman of the Board since its inception. He was appointed Chief Executive Officer of the Company in 1988, a position he currently holds. Mr. Mizel has provided the Company with leadership and judgment, serving as the Chief Executive Officer and Chairman of the Board of Directors, and working to further the long term interests of the Company’s shareowners. One of the most experienced leaders in the homebuilding industry, his knowledge and foresight provides the Board with invaluable guidance.

David Siegel has been a partner in the law firm of Irell & Manella LLP for more than twenty years, where he leads that firm’s securities litigation practice and formerly was the firm’s Managing Partner. Mr. Siegel’s law practice, for which he is nationally recognized, is concentrated on securities class actions, corporate governance, risk management and SEC reporting standards. Mr. Siegel has chaired and is a frequent speaker at various seminars on securities litigation, class actions, and trial techniques. He has been named by his peers as one of the “Best Lawyers in Commercial Litigation” in The Best Lawyers in America guide. Mr. Siegel was appointed to the Company’s Board of Directors in June 2009. Mr. Siegel’s knowledge and experience in corporate governance matters provide the Company with significant guidance and oversight.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

During 2010, the Board of Directors held 12 regularly scheduled meetings and two special meetings. The Directors also considered Company matters and had numerous communications with the Chairman of the Board of Directors and other officials of the Company wholly apart from the formal Board meetings. In 2010, all of the Company’s Directors attended 100% of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which they served. Directors are expected to attend the Company’s annual meeting of shareowners and, to facilitate their attendance, annual meetings typically are scheduled the same day as a monthly Board meeting. In 2010, all of the Directors attended the Annual Meeting.

Board Leadership and Risk Oversight

Larry A. Mizel serves as Chairman of the Board of Directors and the Chief Executive Officer of the Company. Mr. Mizel, who founded our Company, has served for almost 40 years and is the largest shareowner of the Company. He provides effective leadership and guidance as the Chairman in the development of the Company’s risk profile, pursuit of its strategic goals and recognition of business opportunities that present themselves.

Herbert T. Buchwald serves as the Company’s independent Lead Director. The independent Lead Director presides at the executive sessions of the independent directors and his authority also includes advising the Chairman as to an appropriate schedule of Board and Committee meetings, providing the Chairman of the Board with input as to the preparation of the agendas and topics to be considered at the Board and Committee meetings, coordinating the activities of the various Committees of the Board, advising the Chairman as to the quality, quantity and timeliness of the flow of information from management; and coordinating and developing the agenda for executive sessions of the Board’s non-management directors.

The Board of Directors convenes on a monthly basis and is comprised of a 75 percent majority of independent directors. This independent majority and our regulatory governance practices, including periodic executive sessions of the independent directors at which the Lead Director presides, provide an effective and independent oversight of management.

Our Board of Directors bears the responsibility for maintaining oversight over the Company’s exposure to risk. The Board, itself and through its Committees, regularly discusses our material risk exposures, the potential impact on the Company and the efforts of management it deems appropriate to deal with the risks that are identified. In meetings with senior management, the director of the internal audit department and the external independent auditors, the Audit Committee reviews regulatory, financial and accounting risk exposure, reserves and the Company’s internal controls. The Corporate

Governance/Nominating Committee considers the risks associated with corporate governance with the guidance of corporate and outside counsel. The Compensation Committee, in connection with the performance of its duties, considers risks associated with the elements contained in the Company’s compensation programs. The Legal Committee considers the risks that arise from material litigation, regulatory issues and other legal risks. Our Committees generally report to the Board on a monthly basis.

For the foregoing reasons, the Company has determined that its leadership structure is appropriate given the Company’s specific circumstances, the management of risk and the Board’s administration of it oversight function.

Audit Committee

The Audit Committee of the Board of Directors consists of Messrs. Berman, Blackford, Kemper and Buchwald, who serves as Chairman. Each member of the Audit Committee is “independent” and “financially literate” in the judgment of the Board of Directors, as defined in the listing standards of the NYSE and the rules of the SEC. In addition, the Board of Directors has determined that Mr. Buchwald is an “audit committee financial expert” as defined by applicable SEC regulations. The Board believes that his experience and qualifications described above under “Other Information Relating to Directors” qualify him to act as the Committee’s audit committee financial expert.

The Audit Committee met 13 times during 2010. The organization, functions and responsibilities of the Audit Committee are described in the restated charter for the Audit Committee, which is posted on the investor relations section of the Company’s website, www.mdcholdings.com. The Audit Committee’s functions include: assisting the Board in its oversight of the Company’s compliance with legal and regulatory requirements, oversight of the Company’s external auditors, review of the Company’s financial statements, review of the annual audit plan and results of the audit, review of any significant modification in accounting policies, oversight of the duties of the Company’s internal audit department and discussion of policies with respect to risk assessment and risk management.

Compensation Committee

The Compensation Committee consists of Messrs. Berman, Buchwald and Kemper, who serves as Chairman. During 2010, the Compensation Committee met eight times. Each member of the committee is independent in the judgment of the Board of Directors, as defined in the listing standards of the NYSE. The Compensation Committee approves executive compensation plans, reviews salaries, bonuses and other forms of compensation for officers and key employees of the Company, establishes salary levels, benefits and other forms of compensation for employees and addresses other compensation and personnel matters as the Board of Directors from time to time may request. The organization, functions and responsibilities of the Compensation Committee are described in the Compensation Committee’s restated charter, which is posted on the investor relations section of the Company’s website, www.mdcholdings.com.

For a discussion of the Company’s compensation philosophy and a description of the Company’s processes and procedures for the consideration and determination of executive and director compensation, see “Compensation Processes and Procedures” and “Compensation Discussion and Analysis” below.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee consists of Messrs. Berman, Buchwald, Kemper and Blackford, who serves as Chairman. Each member of the committee is independent in the judgment of the Board of Directors, as defined in the listing standards of the NYSE. During 2010, the committee met seven times. The organization, functions and responsibilities of the Corporate Governance/Nominating Committee are described in the committee’s charter, which is posted on the investor relations section of the Company’s website, www.mdcholdings.com. The functions of the Corporate Governance/Nominating Committee include development of and recommendations as to corporate governance principles and the Company’s Code of Conduct, identification of individuals qualified to become Board members, the review of Director independence, the selection process for Director nominees and oversight of the self-evaluations of the Board and the Audit, Compensation and Corporate Governance/Nominating Committees.

Procedures for nominating persons for election to the Board are contained in the Company’s By-Laws and, accordingly, those procedures constitute the Company’s policy with regard to the nomination and consideration of Director candidates recommended by shareowners. The Corporate Governance/Nominating Committee will consider candidates identified by shareowners following the procedures set forth in the By-Laws. There have been no changes to these procedures in the last year.

The By-Laws provide that nominations of persons for election to the Board of Directors may be made at a meeting of shareowners by any shareowner entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in the By-Laws. Specifically, such nominations shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareowner’s notice shall be delivered to, or mailed and received at, the principal offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to shareowners, notice by the shareowner to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareowner’s notice shall set forth in writing:

(a)	as to each person whom the shareowner proposes to nominate for election or re-election as a Director:

(i)	the name, age, business address and residence address of such person,

(ii)	the principal occupation or employment of such person,

(iii)	the class and number of shares of the Company which are beneficially owned by such person and

(iv)

any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Rule 14(a) under the Securities Exchange Act of 1934 and any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Company are traded, and

(b)	as to the shareowner giving the notice:

(i)	the name and record address of the shareowner and

(ii)	the class and number of shares of the Company beneficially owned by the shareowner.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and, if so determined, shall so declare to the meeting and the defective nomination shall be disregarded.

The Corporate Governance/Nominating Committee believes that all candidates for the Board, including candidates recommended by shareowners, should have experience in appropriate areas and disciplines. In identifying director nominees, the Committee considers, in addition to applicable requirements of law and of the NYSE, the diversity of the candidate’s experience and qualifications, including business experience, specific expertise, strength of character, judgment, and other factors deemed appropriate in adding value to the composition of the Board. The Committee considers, and thereby assesses, the diversity of experience and qualifications of the candidate and the Board members when recommending candidates for nomination by the Board. Other than for compliance with the procedures set forth in the By-Laws, there is no difference in the manner in which the Corporate Governance/Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a shareowner. At such times as may be appropriate, the Corporate Governance/Nominating Committee will lead the search for individuals qualified to become members of the Board, seeking candidates who have diversity of experience and qualifications in appropriate areas and disciplines. The Committee has authority to engage search firms to identify candidates for nomination to the Board.

Legal Committee

The Legal Committee consists of Messrs. Borick and Buchwald, both independent members of the Board of Directors. During 2010, the Legal Committee met 10 times. The Legal Committee provides oversight and review of significant legal affairs of the Company, and it has been active in reviewing legal issues affecting the Company’s business with the Company’s inside and outside counsel. The organization, functions and responsibilities of the Legal Committee are described in the committee’s charter, which is posted in the investor relations section of the Company’s website, www.mdcholdings.com.

EXECUTIVE OFFICERS

Set forth below are the names and offices held by the executive officers of the Company as of the Record Date. The Board of Directors, after reviewing the functions performed by the Company’s officers, has determined that, for purposes of Item 401 of SEC Regulation S-K, only these officers are deemed to be executive officers of the Company and that Vilia Valentine, the Chief Accounting Officer, is not an executive officer.

The executive officers of the Company hold office until their successors are duly elected and qualified or until their resignation, retirement, death or removal from office. Biographical information on Messrs. Mizel and Mandarich, who serve as Directors and executive officers of the Company, is set forth under “Election of Directors” above. Biographical information for Mr. Touff is set forth below.

Name	Age	Offices Held as of February 26, 2010
Larry A. Mizel	68	Chairman of the Board of Directors and Chief Executive Officer
David D. Mandarich	63	President, Chief Operating Officer and a Director
Michael Touff	66	Senior Vice President and General Counsel

Michael Touff was elected Senior Vice President and General Counsel of the Company in July 1999, having been elected previously as Vice President and General Counsel in December 1994. From August 1992 through December 1994, he was an officer in the law firm of Ireland, Stapleton, Pryor & Pascoe, P.C. Prior to August 1992, Mr. Touff was an officer in the law firm of Holmes & Starr, a Professional Corporation. Mr. Touff also is an officer, director or both of several of the Company’s subsidiaries.

PROPOSAL TWO

APPROVAL OF THE M.D.C. HOLDINGS, INC.

2011 EQUITY INCENTIVE PLAN

Our Board of Directors believes that attracting and retaining highly qualified officers and key employees, and motivating them to serve the Company and its affiliated entities and to expend maximum efforts, is important to our growth and success. In this regard, equity awards have been and will continue to be an important element of our compensation program because stock options and restricted stock enable our officers and key employees to acquire or increase their proprietary interest in the operations and future success of our Company, thereby promoting a close identity of interests between such individuals and our shareowners.

Our current employee equity incentive plan, the 2001 Equity Incentive Plan, terminates by its terms on March 26, 2011. Our Board of Directors believes it is in the interests our company and our shareowners that we continue to have the ability to grant stock options and restricted stock awards. Accordingly, on January 24, 2011, our Board of Directors adopted, subject to stockholder approval, the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan (“2011 Equity Plan”). Shareowner approval is required for us to make awards under the 2011 Equity Plan.

Summary of Material Terms of the 2011 Equity Plan

The following discussion of the material features of the 2011 Equity Plan is qualified by reference to the text of the 2011 Equity Plan, a copy of which is set forth in Appendix A and incorporated by reference.

Administration:  The 2011 Equity Plan will be administered by our Compensation Committee or any committee designated by our Board of Directors consisting of non-employee directors as defined in Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934 and outside directors as defined in Treasury Regulation § 1.162-27(e)(3). For purposes of this summary of the 2011 Equity Plan, the Compensation Committee or other designated committee will be referenced as the “Committee.”

Subject to the terms and conditions of the 2011 Equity Plan, the Committee is authorized to select participants who are employees of the Company or its subsidiaries, determine the awards to be made, set terms and conditions of such awards, and determine the form of award agreements. The Committee also has the authority, among other things, to:

•	adopt rules and regulations relating to the 2011 Equity Plan;

•	correct any defect, supply any omission, or reconcile any inconsistency in the 2011 Equity Plan or any award agreement;

•	interpret the 2011 Equity Plan and award agreements; and

•	make all other determinations which may be necessary or desirable for the administration of the 2011 Equity Plan.

Eligibility:  Any employee of the Company or its subsidiaries is eligible to receive awards under the 2011 Equity Plan. There are approximately three executive officers (including two employee directors) and 1000 non-executive officer employees who are eligible under the 2011 Equity Plan.

Shares Subject to the Plan:  Subject to the adjustments upon changes in capitalization described below, 4,000,000 shares of our common stock will be available for issuance of awards under the 2011 Equity Plan. Subject to the adjustments upon changes in capitalization described below, the 4,000,000 shares of common stock available for issuance under the 2011 Equity Plan are available for issuance pursuant to incentive stock options. The maximum number or value of shares of common stock that may be granted to any individual under the 2011 Equity Plan in any calendar year shall not exceed the shares available for issuance under the plan, subject to the adjustments upon changes in capitalization described below. The shares underlying terminated awards will remain available for issuance under the 2011 Equity Plan and shares that are utilized to pay an award’s exercise price or tax withholding obligations will not count against the 2011 Equity Plan’s share limits.

The closing price of a share of the Company’s common stock as reflected on the New York Stock Exchange on February 28, 2011 is $26.25.

Stock Options and Stock Appreciation Rights:  The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, non-qualified stock options (“NSOs”), and stock appreciation rights (“SARs”). The exercise price per share of common stock subject to an option or SAR is at least the fair market value of the underlying stock at the date of grant of a stock option or SAR. An ISO granted to a participant who is the holder of record of more than 10% of the Company’s stock will have an exercise price of at least 110% of the fair market value of the underlying stock at the date of grant. The term of each option and SAR and the times at which each option or SAR shall be exercisable generally will be fixed by the Committee, except no option or SAR will have a term exceeding 10 years. Upon the termination of an option holder’s or SAR holder’s employment with us, the ability to exercise vested options and SARs will be determined in the discretion of the Committee as set forth in the applicable award agreement. Upon the termination of an option holder’s or SAR holder’s employment, all of that person’s options and SARs will expire in accordance with the terms of the applicable award agreement; provided, however, that incentive stock options shall not be exercisable for more than three (3) months after the participant ceases to be an employee for any reason other than death or disability, or more than one (1) year after the participant ceases to be an employee due to death or disability. Options may be exercised by payment of the exercise price.

The exercise price of an NSO or ISO shall be payable to the Company in full, in any method permitted under the award agreement, including: (i) in cash or in cash equivalents acceptable to the Company; (ii) by tendering unrestricted shares of stock already owned by the participant (for at least six (6) months or such other period as may be required by the Committee in order to comply with applicable law and to avoid adverse accounting consequences) on the date of surrender to the extent the shares of stock have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such NSO or ISO shall be exercised, provided that, in the case of an ISO, the right to make payment in the form of already owned shares of stock may be authorized only at the time of grant, (iii) any other method approved or accepted by the Committee in its sole discretion, including, but not limited to a cashless (broker-assisted) exercise (although limitations might apply to certain executive officers), or (iv) any combination of the foregoing.

At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, shares of stock or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination as to the form of settlement will be set forth in the award agreement.

The exercise of an NSO or SAR is conditioned on the withholding of taxes.

Restricted Stock and Restricted Stock Units:  The Committee may grant shares of restricted stock or restricted stock units under the 2011 Equity Plan. The Committee determines in the award agreement the restriction period during which the restricted stock or the restricted stock units are subject to a substantial risk of forfeiture based upon the passage of time, the achievement of performance goals or the occurrence of other events determined by the Committee. Except as provided in the plan or an award agreement, the restricted stock or the restricted stock units may not be sold, assigned or otherwise transferred until the end of the restriction period or earlier satisfaction as specified by the Committee. The Committee may impose other conditions, including a requirement that the participant pay a specified amount to purchase each share of restricted stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting, or holding requirements or sale restrictions upon vesting. Unless otherwise provided by the Committee, participants forfeit any unvested shares of restricted stock or restricted stock units upon termination of service. Participants holding restricted stock generally may vote the shares. The Committee may provide in an award agreement that the holder of restricted stock may receive any dividends paid. Participants holding shares of restricted stock units shall have no rights of stockholders. The Committee may provide in an award agreement that the holder of such restricted stock units shall be entitled to receive dividend equivalents.

Performance Awards:  The Committee may condition any award under the 2011 Equity Plan on the fulfillment of conditions and the attainment of performance goals over such periods as the Committee determines in writing and sets forth in the award agreement between the Company and the participant. To the extent compliance with Section 162(m) of the Internal Revenue Code is desired, the “Committee” for this purpose shall be comprised solely of two or more “outside directors” under Section 162(m). Performance goals pursuant to Section 162(m) of the Code will be established by the Committee within 90 days after the beginning of the applicable performance period, and in no event after passage of more than 25% of the period to which the performance goal relates. Performance goals are based on the attainment of specified target levels with respect to one or more selected measures of business or financial performance. Performance goals may include alternate and multiple goals and shall be based on one or more of the following criteria: (a) total shareholder return; (b) return on assets, return on equity, or return on capital employed; (c) measures of profitability such as earnings per share, corporate or business-unit net income, net income before extraordinary or one-time items, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization; (d) cash flow from operations; (e) gross or net revenues or gross or net margins; (f) levels of operating expense or other expense items reported on the income statement; (g) measures of customer satisfaction and customer service; (h) safety; (i) annual or multi-year average production growth; (j) efficiency or productivity measures such as annual or multi-year absolute or per-unit operating and maintenance costs; (k) satisfactory completion of a major project or organizational initiative with specific criteria set in advance by the Committee; (l) debt ratios or other measures of credit quality or liquidity; (m) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Committee; (n) sales and marketing measures, such as annual or multi-year “net-back” sales or the introduction of new products in accordance with specific goals set in advance by the Committee;

(o) staffing and retention and (p) any criteria that are stated in the stockholder approved Executive Officer Performance–Based Compensation Plan (as amended).

Following completion of the applicable performance period, the Committee certifies in writing the extent to which a participant has attained the applicable performance goals and the resulting value of the participant’s award. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount correspondingly paid to any other participant.

The Committee will, in the award agreement, state the results that will transpire if a participant terminates service due to death or disability prior to completion of the applicable performance period. For example, the final award value may be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period, but will then be prorated for the number of months of the participant’s service during the performance period. The Committee may also provide that, if a participant’s service terminates prior to completion of the applicable performance period for any other reason, the participant forfeits the performance award, unless the Committee determines otherwise. Participants may not sell or transfer a performance award, other than by will or the laws of descent and distribution, prior to the end of the applicable performance period. In the event that the performance goals are not satisfied, the award shall not become vested or payable, as applicable.

Other Stock-Based Awards:  The Committee may adopt other incentive arrangements under which participants may acquire shares of stock by purchase, grant or otherwise, or receive an award payable in cash or stock, the value of which may be determined in whole or in part based on the value of the stock. Any such arrangements will be subject to the general provisions of the 2011 Equity Plan.

Adjustments Upon Changes in Capitalization:  The 2011 Equity Plan provides that, in the event of any change in our capital structure that effects an increase or decrease in the number of shares of our common stock without receipt of consideration, the maximum number of shares of stock for which awards may be made under the plan shall be proportionately increased or decreased, and the number and kind of shares for which awards are outstanding may be proportionately increased or decreased. Any adjustment in outstanding options or SARs will not increase the aggregate exercise price or grant price payable with respect to shares that are subject to the unexercised portion of the option or SAR, in compliance with Section 409A of the Code. Except as otherwise provided in another agreement, upon a change of control the Committee may take any action it deems necessary or desirable with respect to any awards including, among other things, providing that the awards are fully vested or payable. In the event of a reorganization in which the Company is the surviving entity and no change of control occurs, any previous award will generally apply solely to securities to which the holder of the number of securities subject to such award would have been entitled immediately following such reorganization and, in the case of options or SARs, with a corresponding proportionate adjustment of the exercise price or grant price per share. Adjustments to shares of stock will be made by the Committee whose determination will be final and the Committee may provide in award agreements for different provisions to apply to an award. However, any provisions may be modified by the Committee to avoid any tax that would otherwise be due under Section 409A of the Code.

Substitute Awards:  Awards may be granted in substitution for, or in assumption of, outstanding awards previously granted by an entity acquired by the Company or an affiliate or with which the Company or an affiliate combines.

Other Terms:  The terms of the 2011 Equity Plan will permit the Committee to impose performance conditions with respect to any award. Performance conditions may require that an award be forfeited, in whole or in part, if performance objectives are not met, or require that the time of exercisability of an option be linked to achievement of performance conditions.

Each award agreement may contain other terms and conditions not inconsistent with the 2011 Equity Plan as may be determined by the Committee in its discretion. Unless otherwise provided by the Committee, no consideration is to be received by the Company for the granting of options or other awards.

No awards may be granted under the 2011 Equity Plan ten years after the date the plan is approved by the shareowners.

Our Board of Directors may terminate, amend or modify the 2011 Equity Plan with respect to any shares of common stock that are not subject to awards. However, no amendment or modification may become effective without shareowner approval if required by applicable law or regulatory requirement. The listing standards of the New York Stock Exchange require that all equity compensation plans, and any material revisions to the plans, be subject to shareowner approval, with certain limited exemptions.

Awards granted under the 2011 Equity Plan generally are not transferrable other than upon death, in certain family transfers, or pursuant to a court-approved domestic relations order.

The 2011 Equity Plan will be governed by the laws of the state of Delaware except for conflict of law provisions.

Federal Tax Consequences of the 2011 Equity Plan

The following is a general summary as of January 2011 of the federal income tax consequences to us and to U.S. participants to awards granted under the 2011 Equity Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. Each participant is advised to consult his or her individual tax advisor concerning their personal tax consequences.

Incentive Stock Options:  For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income as of the date of exercise equal to the difference between the exercise price and fair market value of the stock. Any additional gain or loss recognized upon any later disposition of the shares would be short or long term capital gain or loss depending on whether the shares had been held by the participant for one year or more. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Non-statutory Stock Options and Stock Appreciation Rights:  A participant who receives an NSO or SAR generally will not realize taxable income on the grant of such option or SAR but will realize ordinary income at the time of exercise of the stock option or SAR equal to the difference between the option or SAR exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short or long term capital gain or loss depending on whether the shares had been held by the participant for one year or more.

Restricted Stock:  A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date.” The determination date is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss.

Restricted Stock Units:  A participant generally will recognize no income upon the receipt of a restricted stock unit award. Upon the settlement of such an award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date (as defined under “Restricted Stock”), will be taxed as capital gain or loss.

Income Tax Effects for our Company:  We generally will be entitled to a tax deduction in connection with an award under the 2011 Equity Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NSO or the vesting of restricted stock), except to the extent such deduction is limited by applicable provisions of the Code.

Internal Revenue Code Section 409A:  Section 409A of the Internal Revenue Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of section 409A generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the recipient of the award who are our employees over and above the income tax owed plus possible penalties and interest. The types of arrangements covered by section 409A are broad and may apply to certain awards available under the 2011 Equity Plan. As required by section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

New Plan Benefits

All awards under the 2011 Equity Plan will be granted at the Committee’s discretion. Therefore, the benefits and amounts that will be received or allocated under the 2011 Equity Plan are not presently determinable.

The Board of Directors recommends a vote FOR the approval of the 2011 Equity Incentive Plan.

PROPOSAL THREE

APPROVAL OF THE M.D.C. HOLDINGS, INC

2011 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

We believe that attracting and retaining highly qualified outside Directors, and motivating them to serve the Company and its affiliated entities, is important to our growth and success. There is significant competition for non-employee directors with the skills required to oversee the products and services we offer. Our success will depend in part upon attracting and retaining such experienced, knowledgeable individuals. Stock options are an important element in the attraction, retention and compensation of our outside Directors in that stock options provide the outside Directors an opportunity to acquire or increase a direct proprietary interest in the future success of our Company, thereby further promoting a close identity of interests between these individuals and our shareowners.

Our current outside Director option plan, the 2001 Stock Option Plan for Non-Employee Directors, terminates by its terms on May 21, 2011. Our Board of Directors believes that it is in the interests of our Company and our shareowners that we continue to grant stock options to our outside Directors. Accordingly, on January 24, 2011, our Board of Directors adopted, subject to shareowner approval, the M.D.C. Holdings, Inc. 2011 Stock Option Plan for Non-Employee Directors (“2011 Director Plan”). Shareowner approval is required for us to make grants under the 2011 Director Plan.

Summary of Material Terms of the 2011 Director Plan

The following discussion of the material features of the 2011 Director Plan is qualified by reference to the text of the 2011 Director Plan, a copy of which is set forth in Appendix B and incorporated by reference.

Administration:  The 2011 Director Plan will be administered by the Board of Directors. Subject to the terms and conditions of the 2011 Director Plan, the Board of Directors is authorized to take all action and make all determinations required or permitted under the plan and to conduct its general administration. The Board has the duty and power, among other things, to:

•	interpret the 2011 Director Plan and option agreements;

•	correct any defect, supply any omission, or reconcile any inconsistency in the 2011 Director Plan or any option agreement;

•	determine all rights under the plan; and

•	adopt any rules for plan administration, interpretation and application consistent with the plan.

Shares Subject to the Plan:  Under the 2011 Director Plan, 1,000,000 shares of our common stock will be available for issuance of options. The shares underlying terminated options will remain available for issuance under the 2011 Director Plan and shares that are utilized to pay an award’s exercise price or tax withholding obligations will not count against the 2011 Director Plan’s share limit.

The closing price of a share of the Company’s common stock as reflected on the New York Stock Exchange on February 28, 2011 is $26.25.

Eligibility:  Only non-employee directors are eligible to receive awards under the Director Plan. There are six non-employee directors eligible to participate in the 2011 Director Plan.

Stock Options:  Grants of non-statutory stock options (“NSOs”) are made automatically to non-employee Directors each August 1st during the term of the 2011 Director Plan providing each non-employee Director with the right to purchase 25,000 shares of common stock. Subject to the approval of the Director Plan by our shareowners, automatic grants of such awards will commence on August 1, 2011 and will continue on each August 1 until the earlier of (1) the termination of the 2011 Director Plan 10 years following shareowner approval or (2) the earlier termination of the plan. No consideration will be received by the Company for the granting of options.

Each option will be evidenced by an option agreement, which will state the number of shares it covers. The options are fully vested at grant and will become exercisable six months after grant, subject to such requirements as may be established by the Board and stated in the option agreement. The exercise price per share of common stock subject to an option is at least the fair market value of the underlying stock at the date of grant of the stock option. Each option will terminate on its tenth anniversary, unless terminated sooner as follows: each option held by a participant will terminate if the participant is removed as a Director during the option period for cause (as defined in the 2011 Director Plan and determined by the Board); if a participant dies during the option period, the option may be exercised by those empowered to do so under the participant’s will or by the laws of descent and distribution at any time during the term of the option, but not thereafter. Options may be exercised by payment of the exercise price.

The exercise price of an option shall be payable to the Company in full, in any method permitted under the option agreement, including: (i) in cash or in cash equivalents acceptable to the Company; (ii) by tendering unrestricted shares of stock already owned by the participant (for at least six (6) months or such other period as may be required by the Committee in order to comply with applicable law and to avoid adverse accounting consequences) on the date of surrender to the extent the shares of stock have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such option shall be exercised, (iii) any other method approved or accepted by the Compensation Committee in its sole discretion, including, but not limited to a cashless (broker-assisted) exercise (although limitations might apply to certain executive officers), or (iv) any combination of the foregoing.

The exercise of an option is conditioned on the satisfaction of any tax withholding requirements.

Adjustments Upon Changes in Capitalization:  The 2011 Director Plan provides that, in the event of any changes in our capital structure that effects an increase or decrease in the number of shares of our common stock without receipt of consideration, the maximum number of shares of stock for which options may be granted under the 2011 Director Plan shall be proportionately increased or decreased, and the number and kind of shares for which options are outstanding shall be proportionately increased or decreased. Any adjustment in outstanding options will not increase the aggregate exercise price payable with respect to shares that are subject to the unexercised portion of the option, in compliance with Section 409A of the Code. Except as otherwise provided in an option agreement, upon a change of control the Committee may take any action it deems necessary or desirable with respect to any options including, among other things, providing that the options are fully exercisable or providing that the holders of the options will receive a cash payment in exchange for cancellation of the options. In the event of a reorganization in which the Company is the surviving entity and no change of control occurs, any option will generally apply solely to securities to which the holder of the number of securities subject to such award would have been entitled immediately following such reorganization and with a corresponding proportionate adjustment of the exercise price per share. Adjustments to shares of stock will be made by the Board whose determination will be final and the Board may provide in option agreements for different provisions to apply to an option. However, any provisions may be modified by the Compensation Committee to avoid any tax that would otherwise be due under Section 409A of the Code.

Substitute Options:  Options may be granted in substitution for, or in assumption of, outstanding options previously granted by an entity acquired by the Company or an affiliate or with which the Company or an affiliate combines.

Other Terms:  Each option agreement may contain other terms and conditions not inconsistent with the 2011 Director Plan as may be determined by the Committee in its discretion.

No options may be granted under the 2011 Director Plan ten years after the date the plan is approved by the shareowners.

Our Board of Directors may terminate, amend or modify the 2011 Director Plan. However, no amendment or modification may become effective without shareowner approval if required by applicable law or regulatory requirement. The listing standards of the New York Stock Exchange require that all equity compensation plans, and any material revisions to the plans, be subject to shareowner approval, with certain limited exemptions.

Options granted under the 2011 Director Plan generally are not transferable other than upon death, in certain family transfers, or pursuant to a court-approved domestic relations order.

The 2011 Director Plan will be governed by the laws of the state of Delaware except for conflict of law provisions.

Federal Tax Consequences of the 2011 Director Plan

The following is a general summary as of January 2011 of the federal income tax consequences to us and to U.S. participants to awards granted under the 2011 Director Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. Each participant is advised to consult his or her individual tax advisor concerning their personal tax consequences.

Non-statutory Stock Options:  A non-employee Director who receives an NSO generally will not realize taxable income on the grant of such option but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short or long term capital gain or loss depending on whether the shares had been held by the participant for one year or more.

Income Tax Effects for our Company:  We generally will be entitled to a tax deduction in connection with an award under the 2011 Director Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income.

Internal Revenue Code Section 409A:  Section 409A of the Internal Revenue Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of section 409A generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the recipient of the award who are our employees over and above the income tax owed plus possible penalties and interest. The types of arrangements covered by section 409A are broad and may apply to certain restricted stock unit awards available under the 2011 Director Plan. As required by section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

New Plan Benefits

All options under the 2011 Director Plan will be granted automatically and, therefore, the benefits and amounts that will be received or allocated under the 2011 Director Plan are generally determinable. Each option will cover twenty-five thousand (25,000) shares. The following table sets forth the current value of shares subject to awards that will be granted annually under the 2011 Director Plan to the below individuals automatically if the plan is adopted by the shareowners of the Company. The initial grant will not occur until August 1, 2011 if the 2011 Director Plan is approved, and, therefore, the dollar value will likely be different that the amount that is listed below.

New Plan Benefits

M.D.C. Holdings, Inc. 2011 Stock Option Plan for Non-Employee Directors

Name of Non-Employee Director	Dollar Value ($)	Number of Units
All non-employee directors as a group	N/A1	150,000

[1]	Not applicable since plan is a stock option plan.

The Board of Directors recommends a vote FOR the approval of the 2011 Stock Option Plan for Non-Employee Directors.

COMPENSATION PROCESSES AND PROCEDURES

Scope of Authority of Compensation Committee

The Compensation Committee has the authority to oversee all employee compensation levels, including benefits. Its goal is to have the Company develop compensation levels that will attract, retain, reward and motivate employees, that are competitive with those prevailing in the marketplace and are consistent with shareowner interests. The Committee also administers the Company’s equity and other compensation plans, as they may be amended from time to time. The Committee may delegate the day-to-day administrative duties of these plans to Company officers, employees and agents.

The primary components of the Company’s executive compensation have been: a base salary, annual performance-based bonuses and equity-based, long term incentive awards. The Compensation Committee also has discretionary authority to award other forms of executive compensation.

The Compensation Committee reviews and establishes the base salaries for the executive officers annually. The base salaries of Mr. Mizel, the Chief Executive Officer, and Mr. Mandarich, President and Chief Operating Officer, were established in accordance with their employment agreements with the Company. These salaries may not be reduced below those for the prior year without the consent of both the executive and the Company. The base salary for Mr. Touff, Senior Vice President and General Counsel, was established in the Committee’s discretion, as described below.

For 2010, the amount of the annual performance-based incentive bonus for Messrs. Mizel and Mandarich was determined in accordance with an Amended Executive Officer Performance-Based Compensation Plan (the “Performance-Based Plan”) approved by the shareowners in 2008. The Performance-Based Plan is described below.

The Compensation Committee has discretionary authority to award other compensation to the executive officers and may exercise that authority to award annual bonus compensation outside of the Performance-Based Plan, based on its subjective assessment and determination of the individual’s performance, contributions to the Company and role in achieving the Company’s results and objectives.

The Compensation Committee also has discretionary authority to determine awards of stock options and/or restricted stock to the executive officers and may exercise that authority based on its subjective assessment and determination of the individual’s performance, contributions to the Company and role in achieving the Company’s results and objectives.

Vilia Valentine, who was hired during 2010 as the Company’s Chief Accounting Officer, is being treated as a “named executive officer” in this proxy statement under Item 402 of SEC Regulation S-K in that she is serving as the Company’s principal financial officer. However, as discussed under “Executive Officers” above, the Board has determined that she does not constitute an executive officer. Her compensation, which the Compensation Committee established at the time of her hiring, and which did not change during 2010, consisted of a base salary, an annual cash discretionary bonus (paid in 2011) and equity-based long term incentive awards consisting of a stock option and a restricted stock award.

Historically, the Company’s Board of Directors, and not the Compensation Committee, has exercised the authority to consider and determine Director compensation, including retainer and meeting fees. The non-employee Directors have received equity compensation pursuant to the M.D.C. Holdings, Inc. Stock Option Plan for Non-Employee Directors approved by the shareowners in 2001 (the “2001 Director Plan”), under which each non-employee Director has been granted options to purchase 25,000 shares of Common Stock annually. The options are fully vested and exercisable as of the date of the grant.

As discussed above under Proposal Three, the 2001 Director Plan terminates on May 21, 2011, and the Company is submitting for shareowner approval the 2011 Stock Option Plan for Non-Employee Directors, which was approved by the Board of Directors on January 24, 2011.

The performance based incentive bonus for Messrs. Mizel and Mandarich is determined pursuant to the Performance-Based Plan, which provides for alternative potential performance bonus awards: (1) in the event a Stockholders’ Equity Goal is achieved (if the adjusted pre-tax return on stockholders’ equity for the fiscal year equals or exceeds 10% of stockholders’ equity for that fiscal year) there is a percentage award; or (2) in the event a Performance Goal is achieved, there is a fixed award. The alternative Performance Goal can be achieved if one or more Performance Objectives, approved by the

Compensation Committee not more than 90 days after the start of the fiscal year, are reached. Performance Objectives are to be based upon one or more of the criteria listed in the Performance-Based Plan.

If the Stockholders’ Equity Goal is achieved for a fiscal year, the award payable to eligible executives will be equal to the sum of the following percentages:

•	one and one-half percent (1.5%) of the Stockholders’ Equity Goal; and

•	three percent (3.0%) of the amount by which the Company Adjusted Pre-Tax Income exceeds 10% of Stockholders’ Equity.

The formula amount is subject to the Compensation Committee’s authority to reduce the calculated amount, in its discretion. Any amounts to be paid pursuant to the Stockholders’ Equity Goal may be payable, in the Compensation Committee’s sole discretion, in cash, Common Stock or a combination of both, provided that no more than twenty percent (20%) may be payable in Common Stock.

In the event that the alternative Performance Goal is achieved for that fiscal year, the fixed award payable to the eligible executives will be the following:

•	$2,500,000; and

•

60,000 shares of restricted Common Stock of the Company, issued under the Company’s 2001 Equity Incentive Plan, which will vest as to 33-1/3% of the shares each year over three (3) years, commencing on the third anniversary of the date of the award.

If both the Performance Goal and the Stockholders’ Equity Goal are achieved for a fiscal year, the eligible executive will receive the greater of the alternative awards, but not both.

Role of Executive Officers regarding Employee, Executive and Director Compensation

Mr. Mandarich, with the concurrence of Mr. Mizel and the participation of the Company’s benefits personnel, makes recommendations to the Compensation Committee with respect to the structure of compensation plans and specific proposals for compensation levels for Company employees other than the executive officers. The resources and processes used by Mr. Mandarich in making these recommendations involve a review of employee performance with respect to established goals and overall Company performance subjectively compared to other public homebuilders and the Company’s business plan.

Mr. Mizel and Mr. Mandarich make specific recommendations to the Compensation Committee with respect to the compensation of the chief legal officer and they also communicate proposals with regard to their own compensation.

With regard to the establishment of the 2010 Performance Objectives under the Performance-Based Plan, Mr. Mizel conferred with the Compensation Committee regarding the Company’s plans and objectives for the 2010 fiscal year in light of the risks and uncertainties associated with the severe declines being experienced in the homebuilding industry and the constrained availability of home financing in the credit markets.

The Compensation Committee is governed by the employment agreements of the Chief Executive Officer and the President and Chief Operating Officer, respectively, in reaching a determination with respect to their compensation. Company accounting personnel provide financial, historical and comparable data to assist the Committee in reaching its determinations. The Committee also generates its own analytical data and has authority to consult with outside professionals, as it deems necessary.

As noted above, the Board exercises its authority to consider and determine Director compensation. The executive officers, other than executive officers who are Directors, do not participate in those determinations.

Role of Compensation Consultants

The Compensation Committee has the authority to retain outside counsel, consultants and other advisors to assist it in evaluating compensation or in otherwise discharging its duties and responsibilities. While neither the Committee nor the Company has engaged professional compensation consultants, the Committee has obtained and considered studies and reports concerning compensation and engaged outside legal counsel to assist in the process of making its determinations and recommendations.

Processes and Procedures Utilized in Determining 2010 Executive Compensation

Setting Performance Objectives under the Performance-Based Plan.  Prior to the 90th day of the 2010 fiscal year, the Compensation Committee conferred with the Chief Executive Officer and the Chief Financial Officer regarding the establishment of Performance Objectives. Recognizing the ongoing decline being experienced in the homebuilding industry and the constrained availability of home financing in the credit markets, it was determined that, until economic conditions improve, it was critical for the Company to continue to focus on the maintenance of its liquidity and preservation of net worth while seeking opportunistic transactions to achieve long term growth and profitability.

Accordingly, the Compensation Committee established the following Performance Objectives for the 2010 Performance Goal under the Performance-Based Plan: (1) achieving a positive EBITDA (as defined in the Company’s Second Amended and Restated Credit Agreement) for the 2010 fiscal year equal to or greater than 150% of the EBITDA for the prior fiscal year; (2) achieving total revenue for the 2010 fiscal year in an amount equal to or greater than 110% of the level of total revenue for the prior fiscal year; (3) achieving a 10% reduction in SG&A expenses for the 2010 fiscal year compared to the prior fiscal year, measured as a percentage of operating revenues, adjusted for (i) acquisitions that are not in the ordinary course of business and (ii) additions or reductions to reserves attributable to prior fiscal years; (4) achieving a net operating profit for HomeAmerican Mortgage Corporation of at least $2.5 million for the 2010 fiscal year; and (5) achieving positive income before income tax for the 2010 fiscal year, adjusted for (i) acquisitions that are not in the ordinary course of business and (ii) additions or reductions to reserves attributable to prior fiscal years.

Determination of Year-End Compensation.  During the fourth quarter of each year, the Compensation Committee performs an extensive review of compensation for the executive officers. This review is the basis for setting the executive officers’ base salaries for the forthcoming year and, for the current year, determining their annual bonuses, including compensation earned under the Performance-Based Plan, and equity awards under the 2001 Equity Incentive Plan.

In connection with its deliberations concerning 2010 executive officer compensation, the Compensation Committee engaged outside legal counsel to advise the Committee, review the documentary materials that were compiled and considered and, in general, oversee the process mandated by applicable law. The Compensation Committee had direct access to the Company’s accounting and benefits personnel (without the involvement of the Company’s executive officers), who assembled comprehensive financial and operational data and reports, including publicly available compensation and performance information regarding a peer group of publicly held homebuilding companies.

In formulating its determination of compensation, the Compensation Committee reviewed each executive officer’s individual performance and contributions to the Company’s results, internal and third-party reports on the Company’s overall operating results, stock price performance and financial position relative to business plan goals and competitor performance. The Committee also assessed progress with regard to key Company initiatives, based on internal reporting or independent research and reviews, and management effectiveness in addressing regulatory and legal issues, based on the ultimate resolution of such matters. Further, the Committee considered the skill and experience of the executive officers, including their tenure at the Company. In addition, the members of the Compensation Committee provided additional material for consideration.

While peer data was reviewed and considered by the Committee, it was not utilized for benchmarking purposes. Rather, the peer group information was considered for broad subjective comparisons and not as an objective metric. The homebuilder peer group companies (the “Peer Group”) referenced for these purposes consisted of: Lennar Corporation, D.R. Horton, Inc., the Ryland Group, Inc., Toll Brothers, Inc., Hovnanian Enterprises, Inc., Standard Pacific Corp., KB Home, M/I Homes Inc., NVR, Inc., Pulte Homes, Meritage Homes Corporation and Beazer Homes, USA. The Committee chose these companies because of their similarities to MDC’s core business and markets, although their structure and business strategies may vary.

The Committee conducted a series of four meetings, attended by all the Committee members, beginning in October 2010 and continuing through December 30, 2010, at which time the committee determined the 2010 and 2011 executive officer compensation levels described in the “Compensation Discussion and Analysis” below.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

We believe that our ability to retain and motivate named executive officers with the skills, experience and capacity to succeed in our competitive industry has been essential to the success of our Company and a significant factor in creating long term value for our shareowners. Our compensation philosophy, discussed below, recognizes the value of rewarding our executive officers for their past performance and motivating them to continue to excel in the future. We endeavor to deliver fair, competitive and adequate compensation to our executive officers.

As a result of the emphasis on preserving shareowner value over the long term, the Committee recognizes the wisdom of the Company’s executive officers in: (a) developing a clear and compelling strategy that discounts the pursuit of short term gains in favor of focusing on long term opportunities, (b) providing a consistent and disciplined management of risk; and (c) translating this approach into the day-to-day operational, planning, compliance, budgetary and compensation management of the Company.

The Compensation Committee believes that the Company’s executive leadership has demonstrated their ability to continue to excel at meeting their objectives. In an industry that has transitioned from a time of extraordinary home sales levels into a severe downturn, the Company’s executive officers have continued to exhibit effective foresight, vision and discipline in managing risk, specifically, in implementing a strategy that emphasizes maintaining conservative levels of land inventory, controls over speculative home inventory, resizing and restructuring the Company’s business and achieving reductions in general and administrative expenses. The Committee noted in its deliberations that all three rating agencies had continued to maintain the Company’s investment grade rating, a status that currently is unique in the homebuilding industry.

Compensation Philosophy and Objectives

The Compensation Committee is committed to the promotion of long term shareowner value. It believes that appropriate compensation of the Company’s executive officers (“Executive Compensation”), currently consisting of the Chief Executive Officer (“CEO”), the President and Chief Operating Officer (“COO”), and the Senior Vice President and General Counsel, who is the Company’s chief legal officer (“CLO”), furthers this objective.

Philosophically, the Compensation Committee believes that Executive Compensation can best be aligned with the long term interests of the shareowners by not only focusing on the short term performance of the Company, but also considering risk management, financial stability, the long term prospects of the Company within the homebuilding industry and, generally, granting appropriate recognition to the executive officers’ individual accomplishments and the role each has played in achieving the Company’s results and objectives.

In meeting its goal of maintaining an alignment of Executive Compensation with long term Company interests, the Compensation Committee has approved compensation to the CEO and COO that includes (1) an annual base salary limited to an amount that qualifies for a business expense deduction under Section 162(m) of the Internal Revenue Code; (2) an annual incentive bonus calculated in accordance with the terms of the Performance-Based Plan approved by the shareowners; (3) incentive grants of stock options pursuant to the 2001 Equity Incentive Plan; and (4) other compensation provided by the CEO’s and the COO’s respective employment agreements.

The CLO historically has been compensated with (1) an annual base salary; (2) a discretionary annual bonus based on Company performance and individual achievements; and (3) incentive awards of restricted stock and stock options pursuant to the 2001 Equity Incentive Plan. The Company’s executive officers have received other compensation customary for executive officers in the homebuilding industry, as described below.

The various components of Executive Compensation are utilized by the Committee to retain, motivate and reward the Executive Officers in alignment with promoting and realizing increased value of shareholder interests over the near and long term.

The Committee believes that shareholder value reflected in the market value of the Company’s stock continues to be a primary objective of our shareholders. Accordingly, a substantial portion of the compensation package to the CEO, COO and CLO consist of equity awards, all of which vest over several years. The Committee notes that excessive emphasis on short term performance is not conducive to the long term interests of the Company or its shareowners.

In considering Executive Compensation, the Compensation Committee considers numerous other factors, recognizing that the long term shareowner interests may not necessarily be entirely or accurately reflected in the closing price of the stock on any particular day (or even during any particular year). While the Committee does not engage in benchmarking, it does subjectively consider a broad spectrum of additional factors, including, but not limited to, the Company’s performance and achievements; the role, leadership and accomplishments of the executive officers; the national and regional economic trends and conditions affecting the Company’s financial condition; and the performance and compensation of the Peer Group executive officers.

While there is no single objective formula for all situations, the Committee believes that it has been afforded flexible compensation plans approved by the shareholders that provide the opportunity to establish appropriate Executive Compensation that will retain, motivate and reward the Executive Officers while being aligned with the pursuit of long term shareholder value.

Elements of Compensation

Base salaries, annual performance bonuses and long term equity incentives are the primary compensation elements utilized by the Company to incentivize our named executive officers to deliver maximum performance and enhanced value to our shareowners. In addition, our executive officers also receive other benefits, as outlined below. The Compensation Committee does not have a specific formula for allocating compensation among the various elements. Rather, the Committee subjectively considers a compensation package for each executive officer, as a whole, that it believes to be fair and reasonable and in accordance with shareowner interests.

Messrs. Mizel and Mandarich, our CEO and COO, respectively, have been retained by the Board to jointly provide the vision, leadership and judgment that guide the Company to the success it has enjoyed, providing business strategy, fiscal discipline and management of risk. As two of the most highly experienced executive officers in the homebuilding industry, they are invaluable to the Company in the pursuit of maintaining and increasing shareowner value. The CLO along with non-executive officers, in turn, are responsible for developing the policies, procedures and mechanisms for implementing the strategic direction of the Company set by the CEO and COO. Accordingly, the CEO and COO are compensated at a significantly higher level.

Internal Revenue Code Section 162(m) (“Section 162(m)”) generally disallows a tax deduction to publicly held companies for compensation over $1 million paid for any fiscal year to the “principal executive officer” and the three most highly compensated executive officers other than the “principal executive officer” and the “principal financial officer” (thus it appears that the “principal financial officer” is excluded from the covered employee group). In order to encourage executive compensation that is linked to performance, the statute exempts qualifying performance-based compensation if specific requirements are met. The Compensation Committee generally seeks to structure Executive Compensation to comply with the exemption requirements of Section 162(m), and it sought to do so this year. However, the Committee recognizes the need for flexibility in determining compensation levels that are not directly linked to the financial performance of the Company. Therefore, it may from time-to-time provide discretionary compensation that is not deductible when it believes it is in the interest of the Company and its shareowners to do so.

Base Salary

The base salary for each of our executive officers provides the foundation for a fair and competitive compensation opportunity. The objective of the base salary is to provide a fixed element of total Executive Compensation in light of competitive compensation practices. The base salary rewards the executive’s core competence in the executive’s role relative to skills, experience and contributions to the Company, without any specific connection to the financial performance of the Company. The Compensation Committee chooses to award the base salary so that the executive has the assurance of a minimum base level of compensation in light of the executive’s qualifications and to retain the services of the executive.

The base salaries of Messrs. Mizel and Mandarich have been established pursuant to their employment agreements with the Company. Pursuant to these agreements, the base salary may not be reduced below the base salary for the prior year without the consent of both the executive and the Company.

The Compensation Committee reviews and establishes the base salaries for all of the executive officers annually. For Mr. Touff, the Committee considers the salary recommendation provided by Messrs. Mandarich and Mizel. For Messrs. Mizel and Mandarich, the Committee establishes base salaries in accordance with the provisions of their employment agreements. Except as limited by provisions contained in the employment agreements of Messrs. Mizel and Mandarich, the determination of base salaries is a subjective assessment by the Committee of an appropriate base salary level based on the following factors as a whole:

•	Base salary levels for comparable positions in the Peer Group
•	Length of service
•	Individual and prior Company performance
•	Compensation studies
•	Tax considerations under Section 162(m)

Through the foregoing analysis, the Compensation Committee determined to keep the three continuing executive officers’ 2011 base salaries unchanged from the 2010 levels. The Committee believes that these base salary amounts are appropriate in light of the various factors it considered in making the specific base salary determinations.

This compensation element is a base level of compensation, in addition to which other compensation is paid to provide incentives for the executive’s performance and to support the executive in focusing on the success of the Company and maximizing shareowner value.

Annual Bonus

The objective of the cash and restricted stock bonuses we paid was intended to reward our executive officers for their individual accomplishments and for the Company’s overall performance during the past year and to provide an incentive for future performance.

For 2010, the annual bonus for our CEO and our COO was governed by the Performance-Based Plan. Specifically, the Compensation Committee determined that the Stockholders’ Equity Goal was not achieved and that the alternative Performance Goal (both goals are described above in “Scope of Authority of Compensation Committee”) was attained by achievement of a net operating profit for HomeAmerican Mortgage Corporation of at least $2.5 million for the 2010 fiscal year. Each of the CEO and COO received a cash bonus and restricted stock under the Performance-Based Plan. The Performance-Based Plan was approved by the shareowners at the 2008 annual meeting and the amounts paid to each of the CEO and COO in cash and restricted stock are expected to be tax deductible by the Company in accordance with Section 162(m).

For 2010, the Compensation Committee awarded a discretionary bonus to our CLO. The Compensation Committee has chosen to award a bonus this is not based upon pre-set criteria pertaining to matters for which he may be responsible to control. Although the use of shareowner approved criteria could qualify for Section 162(m) deductibility, the Compensation Committee believes it is not in the best interests of the Company or its shareowners in light of this person’s position. Instead, the Committee awarded a discretionary bonus to Mr. Touff based on his successful accomplishments, respectively, with regard to his leadership and execution of the strategic policies and risk profile established by the CEO and COO and his competence in addressing the challenges and issues confronted by the Company in the course of 2010. The Committee also considered the bonus amounts previously paid and, in general, bonus levels being awarded by the Company’s Peer Group.

The determination of the discretionary bonus amount for our CLO was a subjective assessment and determination by the Committee of an appropriate bonus based on the factors discussed above, as a whole. The Committee chose to pay these amounts to reward the CLO’s accomplishments in light of the results achieved by the Company, and as a continuing incentive for his performance.

Equity-Based Compensation

In conjunction with their base salary and bonus compensation for current performance, our executive officers are eligible for equity incentives under the Company’s shareowner approved 2001 Equity Incentive Plan.

The purpose of MDC’s 2001 Equity Incentive Plan is to grant those selected for participation in the plan, including the executive officers, with meaningful long term incentives to continue in the service of the Company and create a direct, personal interest in the future success of the Company by linking their incentive compensation to increases in shareowner value. The capacity to award stock options and restricted stock has been a valuable tool in providing a financial incentive that attracts, retains and motivates some of the Company’s most qualified employees.

The Compensation Committee typically awards stock options and restricted stock subject to continued employment and future vesting requirements in order to incentivize the employee over the long term. All of the stock options and restricted stock awarded to executive officers in 2010 were subject to future vesting requirements.

For 2010, our CEO and COO were granted stock options under the 2001 Equity Incentive Plan, in addition to the restricted stock awarded under the Performance-Based Plan. The options vest and become exercisable as to 33-1/3% of the shares on each of the third, fourth and fifth anniversary dates of the grant on condition that the executive officer is employed on that date. In addition, the exercise price for half of the options awarded to the CEO and COO was set at an exercise price ten percent (10%) higher than the closing stock price on the date of the grant. The restricted stock awarded under the Performance-Based Plan will vest (the restrictions on the stock will lapse) as to 33-1/3% of the shares on each of the third, fourth and fifth anniversary dates of the grant.

In 2010, our CLO was awarded both a stock option and restricted stock under the 2001 Equity Incentive Plan. The option vests (become exercisable) as to 33-1/3% of the shares on each of the third, fourth and fifth anniversary dates of the grant if the CLO is employed on that date. The restricted stock will vest (the restrictions on the stock will lapse) as to 25% of the shares each year over four years, beginning on the first anniversary of the date of the award on condition that the CLO is employed on that date.

The Compensation Committee considers the accounting impact of equity-based compensation when evaluating potential awards to the executive officers, including the Black-Scholes option pricing model. The stock options were granted at an exercise price that equaled or exceeded the closing price of the Common Stock on the date of the grant. The restricted stock awarded to the CLO was valued at the closing price of the Common Stock on the date of grant.

The Compensation Committee chose to grant the stock options and the CLO restricted stock, in its discretion, to provide a long term incentive for our executive officers that align their interests with growth in shareowner value. The Committee determined the amount of each award considering their individual accomplishments during 2010, the deemed value of the executive officer to the future welfare of the Company, the meaningfulness of the grant to the executive officer, the level of prior grants, the amount of awards made to executive officers by the Company’s Peer Group in the homebuilding industry, the terms contained in the CEO and COO employment agreements and the level of other compensation earned by the Company’s executive officers.

The determination of this equity-based compensation was a subjective assessment and determination by the Committee of an appropriate level of equity compensation based on the factors identified above as a whole. The Committee also believes it has established a balanced level of compensation in cash and long term equity for each of its executive officers that provides a rewarding, competitive and meaningful incentive in alignment with shareowner interests.

Other Compensation

Other compensation received by our executive officers consists of the matching contributions paid under the Company’s 401(k) savings plan (on the same basis as received by all other participants in that plan), dividends on restricted stock and executive personal benefits consisting of: for the CEO and COO, supplemental health insurance; and for the CLO, an automobile allowance and supplemental health insurance. The supplemental health insurance coverage has been terminated as of the end of the 2010 fiscal year.

The Board of Directors of the Company has determined that it is in the best interests of the Company for its CEO and its COO to utilize the Company’s aircraft for non-Company business purposes, when the aircraft is not being employed in the ordinary course of Company business. Essentially, the entire incremental expense for the non-business use of the aircraft is reimbursed by the CEO and COO to the Company. The Company has leased the aircraft to these executive officers on a non-exclusive basis when the aircraft is not required for Company business. The lease agreements, copies of which have been filed with the SEC, require the officers to pay designated expenses incurred by the Company for each flight. The Incremental Expenses, as defined in the lease agreements, constitute the maximum reimbursement permitted by the Federal Aviation Administration in Federal Aviation Regulation Part 91.501(d). During 2010, Mr. Mizel and Mr. Mandarich maintained advance deposits with the Company, from which the Company withdrew actual lease payments. Accordingly, Mr. Mizel and Mr. Mandarich each had a credit balance at the end of the year. In the event seats on the aircraft were available on a business flight and occupied by passengers for non-business purposes, income was imputed to the executive officer, who pays income tax based on the Standard Industry Fare Level (“SIFL”) regulations of the Internal Revenue Service. In addition, the executive officers are charged for the federal excise tax for payments made with regard to their non-business use of the aircraft.

The objective of these benefits is to provide amenities to the executive officers that allow them to more efficiently utilize their time, support them in effectively contributing to the success of the Company. As noted above, the supplemental health insurance coverage was terminated at the end of 2010.

Compensation of Chief Accounting Officer

Ms. Valentine, the Chief Accounting Officer, joined the Company this year. She is included in this proxy statement as a “named executive officer” under Item 402 of SEC Regulation S-K in that she is serving as the Company’s principal financial officer. However, as discussed under “Executive Officers” above, the Board has determined that she does not constitute an executive officer. Her compensation, which the Compensation Committee established at the time of her hiring, did not change during 2010. Her compensation is also structured in line with that of the executive officers described above, consisting of: (1) an annual base salary; (2) a discretionary annual bonus (to be paid in 2011) subjectively based on Company performance and individual achievements; and (3) incentive awards of restricted stock and a stock option pursuant to the 2001 Equity Incentive Plan.

On January 25, 2011, the Compensation Committee determined that Ms. Valentine would receive: (1) a discretionary cash bonus for fiscal year 2010 in the amount of $130,000; (2) $25,000 in shares of restricted stock valued at $31.36 per share, the closing price of the Company’s Common Stock on January 25, 2011; and (3) a stock option covering 10,000 shares of Common Stock with an exercise price $31.36 per share, the closing price of the Company’s Common Stock on January 25, 2011. The restricted stock and the option each vest as to 25% of the shares over four years commencing on the first anniversary of the date of the award.

The reasons why the Compensation Committee chose to pay each element of Ms. Valentine’s compensation, how the amount was determined, and how it fits into the Company’s overall compensation objectives and affects other elements are the same as for the CLO described above under “Elements of Compensation.”

Compensation of Former Chief Financial Officer

Christopher M. Anderson, the previous Chief Financial Officer, concluded his employment as Senior Vice President and Chief Financial Officer of the Company effective at the close of business on November 5, 2010. Upon the conclusion of Mr. Anderson’s employment, the Company and Mr. Anderson entered into a Retirement and Consulting Agreement (the “Agreement”), dated November 5, 2010, for Mr. Anderson to provide consulting services to the Company on a limited basis until February 5, 2011. The Compensation Committee approved this agreement as an appropriate method of retaining Mr. Anderson’s services.

During 2010, Mr. Anderson received the base salary, automobile allowance, supplemental health insurance and dividends on restricted stock previously approved by the Compensation Committee. Upon the conclusion of his employment, and as described in his Agreement, Mr. Anderson was paid: (1) $1 million pursuant to his Change in Control and Separation Agreement dated July 14, 2008; (2) a lump sum payment of $200,000 constituting his pro-rated annual bonus for 2010; and (3) a lump sum payment consisting of his accrued and unused vacation time. Mr. Anderson also became fully vested in all shares of restricted stock that had previously been awarded to him. Since he had not vested in any of the stock options that had previously been awarded to him, they were forfeited according to their terms. During the consulting term of his Agreement (from November 6, 2010 and continuing through February 4, 2011), Mr. Anderson received compensation in the gross amount of $25,000 per month, prorated for partial months.

EXISTING EQUITY COMPENSATION PLANS

The following table provides updated information, as of December 31, 2010, with respect to authorized shares of Common Stock remaining under the existing equity compensation plans, all of which have been approved by the shareowners. The 2001 Equity Incentive Plan will terminate on March 26, 2011. The 2001 Stock Option Plan for Non-Employee Directors will terminate on May 21, 2011 and no further options will be granted under this plan.

	Common Shares to be Issued upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans
2001 Equity Incentive Plan	4,471,729	$41.03	4,806,076	*
2001 Stock Option Plan for Non-Employee Directors	741,162	$49.32	435,820	*

Total equity compensation plans approved by shareowners	5,212,891	$42.21	5,241,896

*

This amount was reported in Note 13 (Equity Incentive Plans) to our Consolidated Financial Statements in our 2010 Annual Report on Form 10-K and also in Item 12 of Part III of the Form 10-K. While the amount in Note 13 was stated correctly, the amount in Item 12 was not.

EMPLOYMENT AGREEMENTS

Messrs. Mizel and Mandarich

The Company entered into employment agreements with Mr. Mizel and Mr. Mandarich, which were restated as of August 1, 2008. The agreements provide for the executives’ continued employment with the Company: Mr. Mizel as Chairman and Chief Executive Officer, and Mr. Mandarich as President and Chief Operating Officer. The agreements specify a minimum base salary, incentive compensation and medical benefits during the executive’s employment as well as payments and medical benefits upon the executive’s retirement, disability or termination. Material terms of the employment agreements are summarized below.

Employment Term:  The initial term of the agreements continued through December 31, 2010. Thereafter, the agreements automatically extend for two-year terms unless (1) the Company or the executive elects to terminate by six months written notice, or (2) the executive is terminated earlier. Neither party has given notice of termination.

Base Salaries:  Mr. Mizel’s base salary may not be less than $1,000,000 per year. Mr. Mandarich’s base salary may not be less than $830,000 per year. The base salary for the executive may only be reduced below his prior year’s base salary with the consent of the executive and the Company.

Incentive Compensation:  The Company pays the executive annual incentive compensation pursuant to incentive compensation plans, which are performance-based plans. Details of the incentive plans are described more fully in “Compensation Processes and Procedures” and “Compensation Discussion and Analysis – Elements of Compensation” above.

Retirement Benefits:  The Company will pay the executive a retirement benefit that will continue for the duration of the executive’s life. Upon completion of the initial term on December 31, 2010, the present retirement benefit is $1 million per year for Mr. Mizel and $881,000 per year for Mr. Mandarich. Thereafter, the annual benefit amount for each will increase by $333,333.33 with the completion of each two year additional term up to an annual benefit not to exceed $2 million for Mr. Mizel and $1.881 million for Mr. Mandarich. The annual retirement benefit will be $2 million, for Mr. Mizel, and $1.881 million, for Mr. Mandarich, if the executive’s employment is terminated by the executive’s death or his disability, by the Company without cause or by the executive following a change in control or a material change in the executive’s position. See “Pension Benefits at December 31, 2010” below.

If either executive dies after his retirement benefit payments have begun, the Company will continue to pay the retirement benefit to his beneficiary for five years after the date the payments began. If the executive dies before his retirement benefit payments have begun, the Company will pay the retirement benefit to his beneficiary for five years.

Medical Insurance Benefits:  The Company provides medical insurance benefits to Messrs. Mizel and Mandarich for the duration of their lives. This applies to each of them while he is employed and for the rest of his life after employment. The medical insurance coverage and benefits are at least comparable to those provided to the executive at the time the agreement was signed. The medical insurance benefits also provide comparable coverage for the executive’s spouse for the duration of the executive’s life and, if she survives the executive, for an additional sixty months after his death.

With the approval of Messrs. Mizel and Mandarich, the supplemental health insurance coverage previously provided to them was terminated at the end of 2010.

Long Term Disability Benefits:  The Company will provide the executive with long term disability benefits. Under the benefits, the annual after-tax amount received by the executive would equal the after-tax amount of his base salary for the year in which he becomes disabled. This long term disability benefit would be paid monthly until the earlier of the end of the executive’s disability, prior to his becoming totally disabled, or the date his retirement benefit begins. If the executive dies or becomes totally disabled during his employment, he or his estate will be entitled to receive all benefits earned under his performance-based plan and equity plans.

Vacation:  The executive is entitled to receive six weeks of vacation each year without carryover from year to year.

Termination for Cause:  The executive may be terminated for cause, as defined in their employment agreements. If either is terminated for cause, he will only be entitled to his base salary earned through the date of termination and will not be entitled to any other amounts under his employment agreement.

Termination Without Cause:  If the executive is terminated without cause he will be entitled to receive:

•	an amount equal to his aggregate base salary during the three years prior to his termination;

•	an amount equal to 300%, for Mr. Mizel, and 200%, for Mr. Mandarich, of the annual incentive compensation paid for the year prior to termination; and

•	the retirement benefit payable under the employment agreement, beginning on the date of termination.

In addition, the executive’s options and other rights under the equity plans would vest immediately and the executive, his spouse and his dependents would be entitled to continued medical benefits. Under the employment agreements, termination without cause includes the Company’s election not to extend the term of the employment agreement and the Company’s termination of the Performance-Based Plan.

Change in Control Provisions:  If a change in control of the Company occurs, all of the options, dividend equivalents and other rights granted to Messrs. Mizel and Mandarich under the equity plans and other Company plans would accelerate and become exercisable immediately before the occurrence of the transaction that caused the change in control. If the transaction is not completed, the options would remain subject to the restrictions to which they were originally subject.

If the executive has not already been terminated, he can terminate his employment within two years after a change in control or within thirty days of a material change. If the executive terminates his employment due to a change in control, then:

•	he will receive the amounts discussed above that are payable if he were terminated without cause;

•	he will be entitled to the accelerated vesting of options and rights; and

•

if the change in control involved a two-tier tender offer, at the executive’s election the Company will either: (1) pay the executive the difference between the exercise price of the otherwise unvested options and the price offered in the first tier; or (2) adjust the option terms to provide the executive with an equivalent value.

If the executive terminates his employment due to a material change, or the Company terminates his employment without cause within two years of a change in control, then he will receive:

•	an amount equal to his aggregate base salary during the three years prior to his termination; and

•	an amount equal to 300%, for Mr. Mizel, and 200%, for Mr. Mandarich, of the annual incentive compensation paid for the year prior to termination.

If the executive terminates his employment due to a change in control or a material change, or the Company terminates his employment without cause, then he will receive, with respect to the retirement benefit, a lump sum cash payment equal to the present value of the annual benefit of $2 million, for Mr. Mizel, and the annual benefit of $1.881 million, for Mr. Mandarich.

Excess Parachute Payments:  Certain payments that Messrs. Mizel and Mandarich may receive could be subject to an excise tax as an “excess parachute payment” under the Internal Revenue Code. This could occur following a change in control, a material change, or through other payments made to the executives. In their employment agreements, Messrs. Mizel and Mandarich have agreed to be paid those amounts, if any, in annual installments and over the shortest period of time in which they may be paid and not be treated as “excess parachute payments.”

Change in Control and Material Change Defined

A “change in control,” which is defined more fully in the employment agreements, occurs when:

•

a report on Schedule 13D is filed with the SEC that discloses that any person is the beneficial owner of twenty percent (20%) or more of the combined voting power of the then-outstanding securities of the Company. However, it will not be a change in control if that person is the Company or one of its subsidiaries, an employee benefit plan sponsored by the Company, or any Director as of the date of the employment agreements or his or her affiliate;

•

any person purchases securities through a tender offer or exchange offer if after the offer is completed the person in question is the beneficial owner of twenty percent (20%) or more of the combined voting power of the then-outstanding securities of the Company. However, it will not be a change in control if that person is the Company or one of its subsidiaries, an employee benefit plan sponsored by the Company, or any Director as of the date of the employment agreements or his or her affiliate;

•	the Company’s shareowners approve a consolidation or merger after which the Company would not be the continuing or surviving corporation;

•	the Company’s shareowners approve a consolidation or merger in which shares of Company’s Common Stock would be converted into cash, securities or other property;

•	the shareowners approve any sale, lease, exchange or other transfer of all or substantially all the assets of the Company; or

•

the majority of the Board of Directors ceases to be composed of Directors who were on the Board at the beginning of any twelve-month period. However, it will not be a change in control if the election or nomination of each new director was approved by the vote of two-thirds of the Directors in office who were directors at the beginning of that twelve month period.

A “material change,” which is defined more fully in the employment agreements, occurs when:

•	the Company makes certain adverse changes in the executive’s reporting relationship, titles, functions or duties;

•	the Company terminates the Performance-Based Plan or amends it to provide for reduced payments to the executive;

•	the Company assigns or reassigns the executive, without his written permission, to another place of employment 50 miles or more from his residence;

•

the Company reduces the executive’s base salary, annual incentive compensation, retirement benefits, long term incentive compensation, or the manner in which the compensation is determined, or breaches the employment agreement; or

•	a purchaser of all or substantially all of the Company’s assets or any successor or assignee of the Company fails to assume the employment agreements.

See “Potential Payments Upon Termination or Change in Control” below for additional information.

Certain Other Change in Control Agreements

Mr. Touff and Ms. Valentine (each, an “Employee”) have entered into change in control agreements with the Company. The agreements are effective July 30, 2008, for Mr. Touff, and February 22, 2010, for Ms. Valentine, and terminate on the earlier of termination of the Employee’s employment or December 31, 2011. Unless either party elects by notice in writing delivered to the other at least 90 days prior to December 31 of the current term, the term of the agreement will be renewed automatically for successive one-year terms. In addition, if an agreement has not been terminated prior to a change in control (as defined below), upon a change in control, the term of the agreement will extend automatically following such Change in Control for two years, in the case of Mr. Touff, and one year for Ms. Valentine.

For purposes of the agreements, the definition of change in control is generally the same as the definition in the description of the employment agreements above, except that the applicable percentage threshold for beneficial ownership of outstanding securities of the Company is 50% rather than 20%.

For purposes of the agreements, a change in control event occurs if a change in control is followed by a material change within two years, for Mr. Touff, and one year, for Ms. Valentine. A material change is defined in the agreements to occur if:

•	the executive’s employment is terminated without cause (as defined in the agreements);

•	the Company makes certain adverse changes in the executive’s reporting relationship, titles, functions or duties;

•	the Company assigns or reassigns the executive, without his written permission, to another place of employment more than a designated number of miles from the executive’s residence;

•

the Company reduces the executive’s base salary, annual or long term incentive compensation, or the manner in which the compensation is determined unless the reduction applies to other officers of the Company; or

•	a purchaser of all or substantially all of the Company’s assets or any successor or assignee of the Company fails to assume the agreement.

Pursuant to the agreement, if a change in control event occurs, the Employee may elect within 90 days after the change in control event to terminate the Employee’s employment, if not previously terminated by the Company, and to receive a change in control payment. The change in control payment equals, for Mr. Touff, two times the sum of, and for Ms. Valentine, the sum of: (i) the Employee’s annual base salary in effect immediately prior to the change in control event, plus (ii) the amount of the Employee’s last regular annual bonus, provided that the amount of the annual bonus shall not exceed 50% of the annual base salary in effect immediately prior to the change in control event.

If a change in control event occurs, the Employee also would be entitled to continue to participate in the Company’s employee benefit plans, policies and arrangements that provide insurance and medical benefits on the same basis as provided prior to the change in control event for a period of twelve months after the date of termination of the Employee’s employment.

If a change in control as defined above occurs, all options, dividend equivalents and other rights granted to the Employee under any Company equity incentive plan shall be accelerated and become exercisable immediately prior to the closing of the change in control. If the change in control is not concluded, the election to exercise such options and other rights shall be of no effect and the options shall remain subject to their original restrictions.

Ms. Valentine’s agreement also provides that, if at any time on or before 36 months following February 22, 2010, the Company should terminate her employment other than for cause or disability (as defined in the agreement) or death under circumstances where she would not be entitled to the change in control payment described above, then she would receive an amount equal to her annual base salary.

Any amounts payable pursuant to the change in control agreement are in addition to any payments otherwise payable to the Employee pursuant to any agreement, plan or policy of the Company. Certain payments that the Employee may receive could be subject to an excise tax as an “excess parachute payment” under the Internal Revenue Code. This could occur following a change in control or a change in control event, either alone or together with other payments made to the Employee. In their agreements, Mr. Touff and Ms. Valentine have agreed to be paid those amounts, if any, in annual installments and over the shortest period of time in which they may be paid and not be treated as “excess parachute payments.”

See “Potential Payments Upon Termination or Change in Control” below for additional information.

The Compensation Committee believes that the potential payments in these limited change in control circumstances fit well within the Company’s overall compensation philosophy. The termination and change in control payments are calculated based on the base salaries and the annual bonuses paid to the executive officers. The Committee believes that the long term interests of our shareowners are aligned with the executive officers in that their compensation is, in turn, aligned with the success of the Company. The potential change of control compensation varies with the compensation previously paid to the executive, affords stability to the Company’s leadership and is consistent with the philosophy of the Committee to provide compensation that assures retention, incentive and reward to the executive team.

SUMMARY COMPENSATION TABLE

For the fiscal years ended December 31, 2010, 2009 and 2008, the following table summarizes the compensation of the Company’s named executive officers and Christopher M. Anderson, a former officer who concluded his employment during 2010.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) [1]	Option Awards ($) [1]	Non-Equity Incentive Plan Compensation ($) [2]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) [3]	All Other Compensation ($)	Total ($)
Larry A. Mizel, Chairman and CEO	2010	$1,000,000		N/A	$2,076,600	$1,748,997	$2,500,000	$1,515,146	$365,660	$9,206,403
	2009	$1,000,000		N/A	$1,996,800	$2,102,526	$2,500,000	$1,289,349	$217,522	$9,106,197
	2008	$1,000,000		N/A	N/A	$1,763,793	$2,500,000	$575,046	$670,821	$6,509,660

David D. Mandarich, President and Chief Operating Officer	2010	$830,000		N/A	$2,076,600	$1,748,997	$2,500,000	$1,658,254	$191,236	$9,005,087
	2009	$830,000		N/A	$1,996,800	$2,102,526	$2,500,000	$1,403,522	$129,771	$8,962,619
	2008	$830,000		N/A	N/A	$1,763,793	$2,500,000	$1,329,735	$904,029	$7,327,557

Michael Touff, Senior Vice President and General Counsel	2010	$353,279		$220,000	$74,978	$249,500	N/A	N/A	$16,184	$913,941
	2009	$353,279		$220,000	$100,000	$358,719	N/A	N/A	$24,161	$1,056,159
	2008	$353,279		$281,250	$30,000	$301,845	N/A	N/A	$54,898	$1,021,272

Vilia Valentine, Vice President – Finance, Corporate Controller and Chief Accounting Officer	2010	$223,269		$130,000	$69,986	$74,415	N/A	N/A	$2,145	$499,815

Christopher M. Anderson, Former Senior Vice President and Chief Financial Officer	2010	$458,881	[4]	$200,000	N/A	N/A	N/A	N/A	$1,649,474	$2,308,355
	2009	$450,000		$320,000	$150,000	$358,719	N/A	N/A	$54,116	$1,332,835
	2008	$199,039		$400,000	$1,019,000	$1,370,750	N/A	N/A	$348,149	$3,336,938

[1]

The amounts shown in the “Stock Awards” column and the “Option Awards” column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in valuing the awards, please see Note 14 (Stock-Based Compensation) to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Please see the “Grants of Plan-Based Awards” table below for more information about the awards granted in 2010.

[2]

These non-equity incentive plan compensation amounts were paid in accordance with the terms of the shareowner approved Performance-Based Plan in cash for the year indicated as compensation for that year’s performance. The amounts were paid in the subsequent year. For a description of the amounts for 2010, please see “Scope of Authority of Compensation Committee” above.

[3]

This reflects the aggregate change for the year noted in the present value of accumulated Retirement Benefits and Medical Insurance Benefits provided for under Mr. Mizel’s and Mr. Mandarich’s respective employment agreements.

[4]

This includes accrued and unused vacation time in the amount of $14,971 and the 2010 consulting fees paid to Mr. Anderson, following the conclusion of his employment, in the amount of $25,000 per month (prorated for partial months).

All Other Compensation

The table below provides a breakdown of all other compensation for 2010 for the named executive officers and Mr. Anderson:

Name	Non-Business Use of Aircraft		Automobile Allowance	Dividends on Restricted Stock	401(k) Matching Contributions	Supplemental Health Insurance	Other		Total
Larry A. Mizel	-	[1]	-	$180,000	$2,450	$25,115	$158,095	[3]	$365,660
David D. Mandarich	3,000	[2]	-	$180,000	$2,450	$5,786	-		$191,236
Michael Touff	-		$6,000	$4,342	$1,450	$4,392	-		$16,184
Vilia Valentine	-			$1,521	-	$624	-		$2,145
Christopher M. Anderson	-		$5,308	$18,989	-	$11,276	$1,615,100	[4]	$1,650,673

[1]

The incremental costs of non-business use of the Company’s aircraft are calculated as the total variable operating costs directly associated with non-business trips, in the amount of $222,000, offset by $236,000 in reimbursements made by Mr. Mizel to the Company.

[2]

The incremental costs of non-business use of the Company’s aircraft are calculated as the total variable operating costs directly associated with non-business trips, in the amount of $70,000, offset by $67,000 in reimbursements made by Mr. Mandarich to the Company.

[3]	This amount represents travel expenses incurred by the Company in support of Mr. Mizel’s service to not-for-profit organizations as approved by the Company’s Board.

[4]

Upon the conclusion of his employment on November 5, 2010, Mr. Anderson was paid $1 million pursuant to his Change in Control and Separation Agreement dated July 14, 2008. He also became fully vested in all shares of restricted stock that had previously been awarded to him. The value realized on vesting was $615,100 and is also reported under the “Option Exercises and Stock Vested in 2010” table below.

GRANTS OF PLAN-BASED AWARDS IN 2010

The following table sets forth certain information with respect to awards granted during 2010 to our named executive officers. No grants of plan based awards were made to Mr. Anderson in 2010. All equity awards were made under the 2001 Equity Incentive Plan except that the restricted stock awards to Messrs. Mizel and Mandarich were also made under the Performance-Based Plan. Please see “Scope of Authority of Compensation Committee” and “Annual Bonus” above for a description of the Performance-Based Plan and “Equity-Based Compensation” above for a description of the 2001 Equity Incentive Plan.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Award ($)
Name		Target ($)		Target (#)
Larry A. Mizel	N/A	$2,500,000	[1]
Larry A. Mizel	02/04/2010			60,000	[2]	N/A	$2,076,600
Larry A. Mizel	12/30/2010			90,000	[3]	$28.86	$898,200
Larry A. Mizel	12/30/2010			90,000	[4]	$31.75	$850,797
David D. Mandarich	N/A	$2,500,000	[1]
David D. Mandarich	02/04/2010			60,000	[2]	N/A	$2,076,600
David D. Mandarich	12/30/2010			90,000	[3]	$28.86	$898,200
David D. Mandarich	12/30/2010			90,000	[4]	$31.75	$850,797
Michael Touff	12/30/2010			25,000	[3]	$28.86	$249,500
Michael Touff	12/30/2010			2,598	[5]	N/A	$74,978
Vilia Valentine	02/22/2010			6,500	[6]	$34.51	$74,415
Vilia Valentine	02/22/2010			2,028	[7]	N/A	$69,986

[1]

On February 9, 2011, the Compensation Committee certified that the Performance Goal under the Performance-Based Plan had been achieved for 2010, and each of Messrs. Mizel and Mandarich became entitled to receive cash in the amount of $2,500,000 for 2010 performance under the Performance-Based Plan. There are no thresholds or maximum amounts under the Performance-Based Plan. See “Scope of Authority of Compensation Committee” and “Annual Bonus” above.

[2]

This restricted stock award was granted on February 4, 2010 and vests as to 33-1/3% of the shares on each of the third, fourth and fifth anniversary dates. Dividends are paid on the restricted stock. This award was made in accordance with the terms of the shareowner approved Performance-Based Plan, as amended, as compensation for the prior year’s performance.

[3]

This option, granted on December 30, 2010, is exercisable as to 33-1/3% of the shares on each of the third, fourth and fifth anniversary dates. The exercise price is $28.86, the closing price of the Common Stock on the NYSE on the date of grant.

[4]

This option, granted on December 30, 2010, is exercisable as to 33-1/3% of the shares on each of the third, fourth and fifth anniversary dates. The exercise price is 110% of $28.86, the closing price of the Common Stock on the NYSE on the date of grant.

[5]

This restricted stock award was granted on December 30, 2010 and vests as to 25% of the shares on each of the first four anniversary dates. The awards were valued at $28.86 per share, the closing price of the Common Stock on the date of grant. Dividends are paid on the restricted stock.

[6]

This option, granted on February 22, 2010, Ms. Valentine’s hire date, is exercisable as to 25% of the shares on each of the first four anniversary dates. The exercise price is $34.51, the closing price of the Common Stock on the NYSE on the date of grant.

[7]

This restricted stock award was granted on February 22, 2010, Ms. Valentine’s hire date, and vests as to 25% of the shares on each of the first four anniversary dates. The awards were valued at $34.51 per share, the closing price of the Common Stock on the date of grant. Dividends are paid on the restricted stock.

On February 9, 2011, the Compensation Committee certified that the Performance Goal under the Performance-Based Plan had been achieved for 2010. See “Scope of Authority of Compensation Committee” and “Annual Bonus” above. Accordingly, on February 9, 2011, the date of certification, each of Messrs. Mizel and Mandarich was granted a restricted stock award of 60,000 shares as part of the executive’s compensation for 2010. The restricted stock award, having been granted in 2011, is not reflected in the table above. Each restricted stock award vests as to 33-1/3% of the shares over three years, commencing on the third anniversary of the date of the award. Dividends are paid on the restricted stock. The grant date fair value of each restricted stock award was $1,908,000.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

The following table sets forth information with respect to all unexercised option and unvested restricted stock awards to our named executive officers that were outstanding as of December 31, 2010. No equity awards were outstanding for Mr. Anderson at year end. Options will become exercisable as to unvested shares and restricted stock will vest (restrictions will lapse) if the named executive officer remains employed on the vesting date. The share amounts and option exercise prices in this table have been adjusted, as necessary, to reflect increases resulting from the stock split and stock dividends declared by the Company in prior years.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Larry A. Mizel	432,575	-		$18.47	11/19/2011	-		-
	196,625	-		21.39	11/18/2012	-		-
	252,502	-		44.68	11/17/2013	-		-
	62,400	15,600	[1]	62.14	11/22/2014	-		-
	62,400	15,600	[1]	65.10	11/22/2014	-		-
	62,400	15,600	[1]	68.06	11/22/2014	-		-
	90,000	-		61.98	12/30/2015	-		-
	90,000	-		68.18	12/30/2015	-		-
	60,000	30,000	[2]	57.05	12/29/2016	-		-
	60,000	30,000	[2]	62.76	12/29/2016	-		-
	30,000	60,000	[3]	38.01	12/20/2017	-		-
	30,000	60,000	[3]	41.81	12/20/2017	-		-
	-	90,000	[4]	29.45	12/30/2018	-		-
	-	90,000	[4]	32.40	12/30/2018	-		-
	-	90,000	[5]	31.04	12/31/2019	-		-
	-	90,000	[5]	34.14	12/31/2019	-		-
	-	90,000	[6]	28.86	12/30/2020	-		-
	-	90,000	[6]	31.75	12/30/2020	-		-
	-	-		-	-	40,000	[7]	$1,150,800
	-	-		-	-	60,000	[8]	$1,726,200
	-	-		-	-	60,000	[9]	$1,726,200

David D. Mandarich	207,575	-		$18.47	11/19/2011	-		-
	196,625	-		21.39	11/18/2012	-		-
	252,502	-		44.68	11/17/2013	-		-
	62,400	15,600	[1]	62.14	11/22/2014	-		-
	62,400	15,600	[1]	65.10	11/22/2014	-		-
	62,400	15,600	[1]	68.06	11/22/2014	-		-
	90,000	-		61.98	12/30/2015	-		-
	90,000	-		68.18	12/30/2015	-		-
	60,000	30,000	[2]	57.05	12/29/2016	-		-
	60,000	30,000	[2]	62.76	12/29/2016	-		-
	30,000	60,000	[3]	38.01	12/20/2017	-		-
	30,000	60,000	[3]	41.81	12/20/2017	-		-
	-	90,000	[4]	29.45	12/30/2018	-		-
	-	90,000	[4]	32.40	12/30/2018	-		-
	-	90,000	[5]	31.04	12/31/2019	-		-
	-	90,000	[5]	34.14	12/31/2019	-		-
	-	90,000	[6]	28.86	12/30/2020	-		-
	-	90,000	[6]	31.75	12/30/2020	-		-
	-	-		-	-	40,000	[7]	$1,150,800
	-	-		-	-	60,000	[8]	$1,726,200
	-	-		-	-	60,000	[9]	$1,726,200

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael Touff	26,909	-		$18.47	11/19/2011	-		-
	21,450	-		44.68	11/17/2013	-		-
	7,150	-		44.80	12/12/2013	-		-
	31,200	7,800	[1]	59.18	11/22/2014	-		-
	30,000	-		61.98	12/30/2015	-		-
	20,000	10,000	[2]	57.05	12/29/2016	-		-
	10,000	20,000	[3]	38.01	12/20/2017	-		-
	-	30,000	[4]	29.45	12/30/2018	-		-
	-	30,000	[5]	31.04	12/31/2019	-		-
	-	25,000	[6]	28.86	12/30/2020	-
	-	-		-	-	124	[10]	$3,567
	-	-		-	-	509	[11]	$14,644
	-	-		-	-	2,416	[12]	$69,508
	-	-		-	-	2,598	[13]	$74,744

Vilia Valentine	-	6,500	[14]	$34.51	02/22/2020	-		-
	-	-		-	-	2,028	[15]	$58,346

[1]	This option vests as to the remaining shares on November 22, 2011.

[2]	This option vests as to the remaining shares on December 29, 2011.

[3]	This option vests as to 50% of the remaining shares on each of December 20, 2011 and 2012.

[4]	This option vests as to 33-1/3% of the shares covered thereby on each of December 30, 2011, 2012 and 2013.

[5]	This option vests as to 33-1/3% of the shares covered thereby on each of December 31, 2012, 2013 and 2014.

[6]	This option vests as to 33-1/3% of the shares covered thereby on each of December 30, 2013, 2014 and 2015.

[7]	The restrictions on these shares lapse as to 50% of the remaining shares on each of December 20, 2011 and 2012.

[8]	The restrictions on these shares lapse as to 33-1/3% of the shares on each of February 5, 2012, 2013 and 2014.

[9]	The restrictions on these shares lapse as to 33-1/3% of the shares on each of February 4, 2013, 2014 and 2015.

[10]	The restrictions on these shares lapse as to the remaining shares on December 20, 2011.

[11]	The restrictions on these shares lapse as to 50% of the remaining shares on each of December 30, 2011 and 2012.

[12]	The restrictions on these shares lapse as to 33-1/3% of the shares on each of December 31, 2011, 2012 and 2013.

[13]	The restrictions on these shares lapse as to 25% of the shares on each of December 30, 2011, 2012, 2013 and 2014.

[14]	This option vests as to 25% of the shares covered thereby on each of February 22, 2011, 2012, 2013 and 2014.

[15]	The restrictions on these shares lapse as to 25% of the shares on each of February 22, 2011, 2012, 2013 and 2014.

OPTION EXERCISES AND STOCK VESTED IN 2010

The following table provides additional information about value realized by the named executive officers and Mr. Anderson on option award exercises and restricted stock award vestings during the year ended December 31, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Larry A. Mizel	-	-	20,000	$574,400
David D. Mandarich	-	-	20,000	$574,400
Michael Touff	-	-	1,293	$37,227
Vilia Valentine	-	-	-	-
Christopher M. Anderson	-	-	27,402	$794,413	[1]

[1]	This amount includes $615,100 in value realized on the vesting of restricted stock upon the conclusion of Mr. Anderson’s employment on November 5, 2010.

PENSION BENEFITS AT DECEMBER 31, 2010

The following table shows, as of December 31, 2010, the present value of accumulated Retirement Benefits and Medical Insurance Benefits under the employment agreements of Mr. Mizel and Mr. Mandarich.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Larry A. Mizel	Employment Agreement	N/A	$10,856,308	N/A

David D. Mandarich	Employment Agreement	N/A	$10,639,896	N/A

Michael Touff	N/A	N/A	N/A	N/A

Vilia Valentine	N/A	N/A	N/A	N/A

Christopher M. Anderson	N/A	N/A	N/A	N/A

For a description of the valuation method and the material assumptions used in quantifying the present value of the accumulated Retirement Benefits and the Medical Insurance Benefits, please see Note 6 (Deferred Compensation Retirement Plans) to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Also, for a description of the Retirement Benefits and the Medical Insurance Benefits, please see “Employment Agreements” above.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows potential payments to our named executive officers under existing contracts for various scenarios involving a change in control or termination of employment, assuming a December 31, 2010 termination date. Please see the narrative above under “Employment Agreements” and “Certain Other Change in Control Agreements” for a description of payments contemplated by these agreements. The narrative disclosure below regarding Mr. Anderson applies to the conclusion of his employment on November 5, 2010.

Name	Benefit	Termination w/o Cause and/or Material Change		Change in Control		After Change in Control – Voluntary Termination[1] or w/o Cause		Voluntary Termination		Death		Disability
Larry A. Mizel	Severance Pay	$3,000,000	[2]			$3,000,000	[2]
	Ann. Incentive Comp.	$13,729,800	[3]			$13,729,800	[3]
	Stock/Option Vesting	$4,603,200	[4]	$4,603,200	[4]	$4,603,200	[4]
	Health Care Benefits	$273,308	[5]			$273,308	[5]	$273,308	[5]	$81,262	[5]	$273,308	[5]
	Retirement Benefit	$21,729,217	[6]			$21,729,217	[6]	$10,583,000	[7]	$8,540,569	[6]	$21,729,217	[6]

David D. Mandarich	Severance Pay	$2,490,000	[2]			$2,490,000	[2]
	Ann. Incentive Comp.	$9,153,200	[3]			$9,153,200	[3]
	Stock/Option Vesting	$4,603,200	[4]	$4,603,200	[4]	$4,603,200	[4]
	Health Care Benefits	$267,896	[5]			$267,896	[5]	$267,896	[5]	$15,571	[5]	$267,896	[5]
	Retirement Benefit	$22,478,669	[6]			$22,478,669	[6]	$10,372,000	[7]	$8,032,405	[6]	$22,478,669	[6]

Michael Touff	Severance Pay					$706,000	[10]
	Bonus Payment					$353,000	[11]
	Stock/Option Vesting	$162,463	[8]	$162,463	[9]	$162,463	[9]
	Health Care Benefits					$10,816	[12]

Vilia Valentine	Severance Pay	$270,000	[13]			$270,000	[13]
	Bonus Payment					$130,000	[14]
	Stock/Option Vesting	$58,346	[8]	$58,346	[9]	$58,346	[9]
	Health Care Benefits					$4,053	[12]

[1]

Following a change in control, Messrs. Mizel and Mandarich may elect to terminate their employment and receive the identified benefits. Following a change in control and a material event, Mr. Touff and Ms. Valentine may elect to terminate their employment and receive the identified benefits.

[2]

Calculated as the aggregate base salary earned by the executive during the prior three years. This amount does not include any amount that may be payable upon a two-tier tender offer that results in a change of control. See footnote 4 below.

[3]

Under the executive’s employment agreement, this is calculated as of December 31, 2010 at 300% for Mr. Mizel and 200% for Mr. Mandarich of the “Annual Incentive Compensation” paid for 2009. These amounts vary from year to year. See “Employment Agreements” above for a description of these provisions.

[4]

Amount is the value of unvested restricted stock at December 31, 2010 plus an amount representing the difference between MDC’s stock price at December 31, 2010 and the exercise price of unvested options, to the extent that the stock price exceeds the exercise price. Under the executive’s Employment Agreement, the vesting of all options, dividend equivalents and other rights granted under equity incentive plans and any other Company plans would be accelerated so as to permit the executive to fully exercise all outstanding options and rights, if any, granted to the executive. In the event a change in control involves a two-tier tender offer, the Company would pay the executive (at the executive’s election) the difference between the exercise price of the otherwise unvested options and the price offered in the first tier, or adjust the option terms to provide the executive with an equivalent value.

[5]

The amount shown is the total projected medical insurance benefit obligation for the executive, which would provide medical benefits that are at least comparable to those provided to the executive at the time his employment agreement was signed. After the end of his employment term, the date the executive becomes totally disabled, the date of the executive’s termination without cause or the executive’s election to terminate his employment following a change in control (but not in the event of termination for cause), the Company will pay the medical insurance benefit for the duration of the executive’s life. The medical insurance benefit also provides comparable coverage for the executive’s spouse for duration of the executive’s life and, if she survives him, for an additional 60 months after his death. This amount is estimated based on 2010 costs incurred by the Company.

[6]

The amount shown is the present value of the total projected retirement benefit obligation for the executive. For the specified events, the annual retirement benefit for Mr. Mizel and Mr. Mandarich is $2,000,000 and $1,881,000, respectively, payable in monthly installments beginning on the first day of the month following separation from service and continuing for the duration of the executive’s lifetime. In the event of death after the retirement benefit has commenced, the Company will continue to pay the retirement benefit to the executive’s beneficiary until five years after commencement of the benefit. If the retirement benefit has not commenced on the date of death, the benefit will commence to be paid to the executive’s beneficiary on the first day of the month following the date of death and will continue for five years. Upon a change of control, a material change or termination of employment without cause, the net present value of such benefits shall be paid in a lump sum.

[7]

The amount shown is the present value of the total projected retirement benefit obligation for the executive. In the event of a voluntary termination, the annual retirement benefit for Mr. Mizel and Mr. Mandarich is $1,000,000 and $881,000, respectively, and is payable in monthly installments beginning on the first day of the month following separation from service and continuing for the duration of the executive’s lifetime. In the event of death after the retirement benefit has commenced, the Company will continue to pay the retirement benefit to the executive’s beneficiary until five years after commencement of the benefit. If the retirement benefit has not commenced on the date of death, the benefit will commence to be paid to the executive’s beneficiary on the first day of the month following the date of death and will continue for five years.

[8]

Represents the value of all unvested restricted stock awards, which would become fully vested upon a termination by the Company without cause pursuant to the terms of the restricted stock award agreement.

[9]

Amount is the value of unvested restricted stock at December 31, 2010, plus an amount representing the difference between MDC’s stock price at December 31, 2010 and the exercise price of unvested options, to the extent that the stock price exceeds the exercise price. If a change in control occurs, all options, dividend equivalents and other rights granted to the employee under any Company equity incentive plans shall be accelerated and shall become exercisable immediately prior to the closing of the change in control so as to permit the employee fully to exercise all outstanding options and rights.

[10]	Calculated as two times Mr. Touff’s annual base salary as of December 31, 2010.

[11]

Calculated as two times the amount equal to Mr. Touff’s last regular annual bonus, provided that for these purposes such regular annual bonus amount shall not exceed 50% of his annual base salary at the rate in effect immediately before the change in control event.

[12]

If a change in control event occurs, the employee shall also be entitled to continue to participate in each of the Company’s employee benefit plans, policies or arrangements which provide insurance and medical benefits on the same basis as was provided to the employee prior to the change in control event for a period of 12 months after the date of termination of employee’s employment. Amount represents the estimated cost of 12 months of benefits for each employee.

[13]	Represents Ms. Valentine’s annual base salary as of December 31, 2010, which would be payable in the event of termination without cause or a change in control.

[14]

Represents Ms. Valentine’s annual bonus target, provided that for these purposes such regular annual bonus amount shall not exceed 50% of Employee’s annual base salary at the rate in effect immediately before the change in control event.

Upon the conclusion of his employment on November 5, 2010, in addition to his regular salary, Mr. Anderson was paid: (1) $1 million pursuant to his Change in Control and Separation Agreement dated July 14, 2008; (2) a lump sum payment of $200,000 constituting a pro-rated annual bonus for 2010; and (3) a lump sum payment of $14,971 consisting of his accrued and unused vacation time. Mr. Anderson also became fully vested in all shares of restricted stock that had previously been awarded to him. The value realized on vesting was $615,100 as disclosed above under “Option Exercises and Stock Vested in 2010.” Since he had not vested in any of the stock options that had previously been awarded to him, they were forfeited according to their terms.

2010 DIRECTOR COMPENSATION

During 2010, each Director (excluding the Lead Director) who was not an officer of the Company (“non-employee Director”) was paid $4,000 per month as a retainer and $2,500 for attending the monthly Board meeting. Each respective Board committee member (also excluding the Lead Director) was paid $2,500 for attending each meeting of the Audit Committee, $2,000 for attending each meeting of the Compensation and the Corporate Governance/Nominating Committees, and $2,000 per month for service on the Legal Committee. The chairman of the Compensation Committee and the chairman of the Corporate Governance/Nominating Committee received a retainer (in addition to meeting fees) in the amount of $1,250 per month.

Mr. Kemper and Mr. Berman received a retainer of $2,000 per month during 2010 for services as directors of HomeAmerican. There were four meetings of the HomeAmerican board during 2010. Mr. Kemper and Mr. Berman attended all of the meetings.

In consideration for performing all of the duties and responsibilities of the Lead Director, Mr. Buchwald received during 2010 monthly compensation of $27,500 in lieu of all other cash compensation paid to independent Directors, including retainer fees and Board and committee meeting fees.

Pursuant to the M.D.C. Holdings, Inc. Stock Option Plan for Non-Employee Directors, approved by the shareowners in 2001, each non-employee Director is granted options to purchase 25,000 shares of Common Stock annually. The options granted annually through 2010 are fully vested as of the date of grant. Each Director also is reimbursed for expenses related to his attendance at Board of Directors and committee meetings.

The following table sets forth information regarding the compensation of the Company’s non-employee Directors for the fiscal year ended December 31, 2010. The two Directors who are executive officers receive no compensation for serving as Directors in addition to the compensation received as executive officers.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) [1]	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Michael Berman	$170,000	$215,158	N/A	N/A	$385,158
David E. Blackford	$145,000	$215,158	N/A	N/A	$360,158
Steven J. Borick	$107,500	$215,158	N/A	N/A	$322,658
Herbert T. Buchwald	$330,000	$215,158	N/A	N/A	$545,158
William B. Kemper	$185,000	$215,158	N/A	N/A	$400,158
David Siegel	$85,500	$215,158	N/A	N/A	$300,658

1 Each non-employee Director was granted 25,000 options on October 1, 2010, vesting immediately, at an exercise price of $29.03 per share. The dollar amount shown for each Director is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Because the options granted were immediately vested, the full grant date fair value of each 2010 award ($215,158 per Director) was expensed immediately upon grant in 2010. For details on the assumptions used to calculate the fair value of options granted, see Note 14 (Stock Based Compensation) to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. As of December 31, 2010, Messrs. Berman, Blackford, Borick, Buchwald, Kemper and Siegel had outstanding option grants of 125,000; 150,000; 150,000; 227,575; 182,500; and 50,000 shares, respectively.

COMPENSATION POLICIES AND PRACTICES AND RISK MANAGEMENT

The Company believes that its compensation policies and practices for its employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The following Report of the Compensation Committee shall not be deemed to be “filed” with the SEC or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except that it will be deemed “furnished” in the Company’s Annual Report on Form 10-K for 2010, but shall not be deemed incorporated by reference into any filing as a result of being furnished in the Annual Report.

The Compensation Committee hereby confirms that it has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

William B. Kemper, Chairman Michael A. Berman Herbert T. Buchwald

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following persons served as members of the Compensation Committee during 2010: Michael A. Berman, Herbert T. Buchwald and William B. Kemper, Chairman. None of the committee members were, during the last fiscal year, officers or employees of the Company, none were formerly officers of the Company and none had a material interest in a “related person” transaction since the beginning of 2010. During 2010, none of our executive officers served as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROPOSAL FOUR

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing the Company’s shareowners the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, which is described in this Proxy Statement.

As described above under “Compensation Discussions and Analysis,” we believe that our ability to retain and motivate named executive officers with the skills, experience and capacity to succeed in our competitive industry has been essential to the success of our Company and a significant factor in creating long term value for our shareowners. Our compensation philosophy recognizes the value of rewarding our executive officers for their past performance and motivating them to continue to excel in the future. We endeavor to deliver fair, competitive and adequate compensation to our executive officers.

In order to align our executive compensation with long term Company interests, the Compensation Committee has approved compensation to our named executive officers that includes: (1) an annual base salary limited to an amount that qualifies for a business expense deduction under Section 162(m) of the Internal Revenue Code; (2) an annual bonus (in the case of the Messrs. Mizel and Mandarich, calculated in accordance with the terms of the Performance-Based Plan approved by the shareowners); (3) incentive grants of stock options (and restricted stock in the case of the Mr. Touff and Ms. Valentine); and (4) other compensation customary for executive officers in the homebuilding industry.

The Board of Directors believes the Company’s compensation programs are tailored to retain and motivate key executives in alignment with maintaining and creating long term value for our shareowners. The Board of Directors urges you to review carefully the Compensation Discussion and Analysis section of this Proxy Statement, which describes our compensation philosophy and programs in greater detail, and to approve the following resolution:

“RESOLVED, that the shareowners hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

The Board of Directors recommends that you vote in favor of the Company’s executive compensation as described in this Proxy Statement by voting FOR this proposal.

PROPOSAL FIVE

ADVISORY VOTE ON THE FREQUENCY OF

AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Also in accordance with Section 951 of the Dodd-Frank Act, we are providing the Company’s shareowners the opportunity to vote on a non-binding, advisory resolution regarding the frequency of submission to shareowners of the non-binding, advisory vote on executive compensation. The Dodd-Frank Act specifies that shareowners be given the opportunity to cast an advisory vote on whether the advisory vote on executive compensation should occur every one, two or three years.

The Board of Directors asks you to consider the following resolution:

“RESOLVED, that a non-binding advisory vote of the Company’s shareowners to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, shall be held at an annual meeting of shareowners, beginning with the 2011 Annual Meeting of Shareowners, (A) every year, (B) every two years, or (C) every three years.”

The form of proxy card gives you four choices for voting on this item. You can choose whether the say-on-pay vote should be conducted every year, every two years or every three years. You may also abstain from voting on this item.

Our Board of Directors has determined at this time that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company. We understand that our shareowners may have different views as to the best frequency of these votes, and we look forward to hearing from our shareowners on this proposal.

The Board of Directors recommends that you vote FOR a frequency of every “1 year” for future advisory votes on executive compensation.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee shall not be deemed to be “filed” with the SEC or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm, Ernst & Young LLP (“outside auditors”), are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee generally meets monthly, or more often as necessary, to fulfill its responsibility to monitor and oversee these processes, as described in the Audit Committee Charter.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2010 with the Company’s management, the outside auditors and the Company’s internal audit department. The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB).

The Audit Committee has received the written disclosures and the letter from the Company’s independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with audit committees concerning independence, and has discussed with the auditors their independence status.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

AUDIT COMMITTEE

Herbert T. Buchwald, Chairman

Michael A. Berman

David E. Blackford

William B. Kemper

TRANSACTIONS WITH RELATED PERSONS

The Company leases its headquarters office space at 4350 S. Monaco Street, Denver CO 80237. Approximately 5,437 square feet in the Company’s office building at 4350 S. Monaco Street is subleased by an entity affiliated with Mr. Mizel, for which it paid rent in 2010 to the Company of approximately $103,589.

One of the Company’s subsidiaries leases office space from an entity affiliated with Mr. Mizel. After receiving confirmation that the terms of the lease were on market terms, the Board of Directors approved the lease in April 2010. In 2010, the lessor was paid a total of $52,500 under the lease.

During 2010, the Company paid a firm owned by Carol Mizel, Mr. Mizel’s spouse, $119,000 for consulting services in connection with corporate and consumer marketing, merchandising, design work, human resources development, product development, and such other matters as were requested by the Company’s senior management. The firm, Mizel Design and Decorating Company, provided these services under an Independent Contractor Agreement with the Company, dated as of January 1, 2005. The Company also provides Ms. Mizel with office space in the Company’s office building at 4350 S. Monaco Street, which has an estimated annual rental value of approximately $3,000.

Effective as of January 1, 2005, and August 2, 2007, Larry A. Mizel, Chief Executive Officer, and David D. Mandarich, President and Chief Operating Officer, each entered into lease agreements for their non-business use of Company aircraft when the aircraft are not required for Company business. The lease agreements require payment of the Incremental Expenses incurred by the Company for each non-business use, as defined in the lease agreements. The Incremental Expenses represent the maximum reimbursement permitted by the Federal Aviation Administration in Federal Aviation Regulation Part 91.501(d). Copies of the lease agreements have been filed with the SEC on Form 8-K and Form 10-Q. During 2010, Mr. Mizel and Mr. Mandarich maintained advance deposits with the Company, from which the Company withdrew actual lease payments. Accordingly, they each had a credit balance at the end of the year of $57,000 and $33,000, respectively. To the extent the fair market value charter rate of the aircraft exceeds the time share lease payments, income is imputed to the executive officer, who pays income taxes on the imputed income. In addition, when seats on the aircraft are available on a business flight and occupied for non-business purposes, income is imputed to the executive officer, who pays federal income tax based on the SIFL rules of the Internal Revenue Service. The executive officers also pay the federal excise tax for the non-business use of the aircraft.

REVIEW OF TRANSACTIONS WITH RELATED PERSONS

Our policies require that full information be disclosed regarding transactions with related persons, without mandating how such transactions are to be addressed, so that they may be considered on their own merits. Specifically, our Corporate Code of Conduct, in addressing conflicts of interest, notes that personal interests of our employees and Directors and their family members can sometimes come into conflict, or create the appearance of a conflict, with the Company’s interest. Accordingly, the Code of Conduct requires all employees (including our executive officers) and our Directors to immediately report conflicts of interest or transactions that create the appearance of a conflict of interest. These reports are to be made immediately to a Company compliance officer (as identified in the Code of Conduct), the Company’s Asset Management Committees, or, for members of the Company’s Board of Directors, to the Audit Committee, for a determination as to compliance with the Code of Conduct.

In addition, the Audit Committee’s charter provides for the Committee to be informed of related party transactions. In support of this and the Company’s SEC reporting requirements, the following written procedure has been adopted. Specifically, the Directors and executive officers are to report to the Company’s legal department all related party transactions between the Company (or any of its subsidiaries) and any of the executive officers and Directors, including any of their family members.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers and Directors and certain beneficial owners of more than ten percent of the Company’s Common Stock are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file initial reports of ownership and reports of changes in ownership of Common Stock of the Company with the SEC and furnish copies of those reports to the Company. Based solely upon a review of the copies of reports furnished to the Company and, in certain cases, written representations, the Company believes that during the year ended December 31, 2010, all such reports were filed on a timely basis, except for two Form 4 reports filed late by Mr. Mizel, each with respect to one transaction.

PROPOSAL SIX

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP audited the Company’s consolidated financial statements for the year ended December 31, 2010. The Company’s audit engagement agreement with Ernst & Young LLP provides for that firm to perform audit services for the Company’s subsequent fiscal years based on the terms and conditions set forth in the agreement until either the Audit Committee or Ernst & Young LLP terminates the agreement. Each year, the Audit Committee negotiates the terms of the audit engagement agreement and the fees provided under that agreement. The Audit Committee anticipates that, as in prior years, the 2011 audit engagement agreement will not be finalized until later in the year.

The Audit Committee recommends approval of the selection of Ernst & Young LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2011, subject to negotiation of the 2011 audit engagement agreement on terms approved by the Audit Committee. Even if the selection is approved, the Audit Committee may, in its discretion, direct the appointment of another independent registered public accounting firm at any time during the fiscal year.

The Board of Directors recommends a vote FOR approval of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

A representative of Ernst & Young LLP is expected to be present at the Meeting and will have the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

Audit Fees and All Other Fees

A summary of the fees of Ernst & Young LLP for the years ended December 31, 2010 and 2009 are set forth below:

	2010 Fees	2009 Fees
Audit Fees [1]	$816,011	$676,162
Audit-Related Fees [2]	4,200	10,000
Tax Fees [3]	9,995	43,078
All Other Fees [4]	1,995	2,036

Total Fees	$832,201	$731,276

[1]

Consists of fees and expenses for the audit of consolidated financial statements and SAS 100 interim reviews, the audit of internal control over financial reporting and services rendered in connection with SEC filings.

[2]	Consists of fees and expenses for accounting consultations.

[3]	Consists of fees and expenses for miscellaneous tax consulting services.

[4]	Consists of fees for access to Ernst & Young LLP online resources.

Audit Committee Pre-Approval Procedures

Under the procedures established by the Audit Committee, all audit services and all non-audit services by the Company’s auditors are to be pre-approved by the Audit Committee, subject to the de minimus exception provided under Section 202 of the Sarbanes-Oxley Act of 2002. In certain cases, pre-approval is provided by the committee for up to a year as to particular categories of services, subject to a specific budget. The committee also has delegated to each of its members the authority to grant pre-approvals, such pre-approvals to be presented to the full committee at the next scheduled meeting. For 2010 and 2009, all of the fees included under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were pre-approved by the Audit Committee.

OTHER MATTERS

Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than the proposals set forth above. If you grant a proxy, each of the persons named as proxy holder, Michael Touff and Joseph H. Fretz, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for director, the proxy holder will vote your proxy for such other candidate or candidates nominated by our Board.

SHAREOWNER PROPOSALS

Any proposal a shareowner desires to present at the 2012 Annual Meeting of Shareowners and to have included in the Company’s proxy soliciting materials pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received in writing by the Secretary of the Company not later than November 2, 2011. However, if the date of the 2012 Annual Meeting changes by more than 30 days from the date of the 2011 Annual Meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials as the Company shall inform the shareowners.

For shareowner proposals submitted outside the Rule 14a-8 process, the Company’s By-Laws provide that only business properly brought before a meeting will be conducted. For business to be properly brought before a meeting by a shareowner, the shareowner must give timely notice thereof in writing to the Secretary of the Company. To be timely, the notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; however, in the event that less than 75 days’ notice or prior public disclosure of the date of such meeting is given or made to shareowners, notice by the shareowner to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or such public disclosure was made. A shareowner’s notice to the Secretary shall set forth as to each matter the shareowner proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareowner proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareowner and (iv) any material interest of the shareowner in such business.

If notice of a proposal is not submitted in writing and received by the Company at the address appearing on the first page of this proxy statement by the date described above, then the proposal will be deemed untimely under Rule 14a-4 of the Securities Exchange Act of 1934 and the persons appointed as the Company’s proxies will have the right to exercise discretionary voting authority with respect to the proposal.

INCORPORATION BY REFERENCE

The Company hereby incorporates by reference into this Proxy Statement Note 6 (Deferred Compensation Retirement Plans) and Note 14 (Stock-Based Compensation) to the Consolidated Financial Statements from Item 8 of its annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Securities and Exchange Commission on February 11, 2011.

BY THE ORDER OF THE BOARD OF

DIRECTORS,

Larry A. Mizel

Chairman of the Board

Appendix A

M.D.C. HOLDINGS, INC.

2011 EQUITY INCENTIVE PLAN

(Adopted January 24, 2011)

(Approved by the Company’s stockholders on                     )

A-i

			Page

9	QUALIFIED PERFORMANCE BASED COMPENSATION		14
	9.1	Grant or Vesting of Award Subject to Objective Performance Goals	14
	9.2	Establishment of Performance Goals	14
	9.3	Achievement of Performance Goals	14
	9.4	Committee to Comply with Section 162(m)	14

10	OTHER STOCK-BASED AWARDS		14

11	DIVIDENDS AND DIVIDEND EQUIVALENTS		15

12	TAX WITHHOLDING		15

13	PARACHUTE LIMITATIONS		15

14	EFFECT OF CHANGES IN CAPITALIZATION		16
	14.1	Changes in Stock	16
	14.2	Change of Control	17
	14.3	Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs	17
	14.4	Adjustment	17
	14.5	No Limitations on the Company	18

15	REQUIREMENTS OF LAW		18
	15.1	General	18
	15.2	Rule 16b-3	18

16	GENERAL PROVISIONS		18
	16.1	Disclaimer of Rights	18
	16.2	Nontransferability of Awards	19
	16.3	Changes in Accounting or Tax Rules	19
	16.4	Nonexclusivity of the Plan	19
	16.5	Captions	19
	16.6	Other Award Agreement Provisions	19
	16.7	Other Employee Benefits	19
	16.8	Severability	20
	16.9	Governing Law	20
	16.10	Section 409A	20

17	AMENDMENT, MODIFICATION AND TERMINATION		20
	17.1	Amendment, Modification, and Termination	20
	17.2	Awards Previously Granted	20

18	STOCKHOLDER APPROVAL; EFFECTIVE DATE OF PLAN		21

19	DURATION		21

20	EXECUTION		21

A-ii

M.D.C. HOLDINGS, INC.

2011 EQUITY INCENTIVE PLAN

1	INTRODUCTION

1.1 Establishment. M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), hereby establishes the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan (the “Plan”). The Plan permits the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based and cash awards in accordance with the terms hereof.

1.2 Purpose. The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

1.3 Effect on Existing Agreements. Nothing in the Plan is intended to abrogate the rights of any Participant under any contract or agreement existing between the Participant and the Company, or any subsequent amendments or modifications of such contract or agreement, and all Awards granted under the Plan and actions taken with respect to the Plan shall be subject to the terms of any contract or agreement between the Participant and the Company.

2	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means with respect to the Company, (i) any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including without limitation, any Subsidiary, and (ii) any corporation or other entity controlling, controlled by, or under common control with the Company, including any member of an affiliated group of which the Company is a common parent corporation or subsidiary corporation (within the meaning of Section 424 of the Code).

2.2 “Award” means a grant under the Plan of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award.

2.3 “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to each Award. The Award Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall govern, except to the extent the Plan would be considered to provide an additional benefit as determined under Sections 409A and 424 of the Code.

2.4 “Benefit Arrangement” means as defined in Section 13.

2.5 “Board” or “Board of Directors” means the board of directors of M.D.C. Holdings, Inc.

2.6 “Business Combination” means as defined in Section 2.8.

2.7 “Cause” means, as determined by the Committee and unless otherwise provided in an employment, consulting or other services agreement, if any, between the Employee and the Company or an Affiliate, (i) any willful breach of any material written policy of the Company or an Affiliate that is materially detrimental to the Company or the Affiliate; (ii) engaging in any conduct involving moral turpitude that is materially detrimental to the Company or an Affiliate, including, but not limited to, misappropriation or conversion of assets of the Company or an Affiliate (other than immaterial assets); (iii) a conviction of or entry of a plea of nolo contendere to a felony; or (iv) a material breach by the Employee of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Employee and the Company or an Affiliate. No act or failure to act by the Employee shall be deemed “willful” if done, or omitted to be done, by him or her in good faith and with the reasonable belief that his or her action or omission was in the best interest of the Company or an Affiliate.

2.8 “Change of Control” means and shall be deemed to have occurred upon the occurrence of:

(a) the acquisition by any individual, entity, or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;

(b) the individual directors of the Board as of the Effective Date (the “Incumbent Directors”) cease to constitute at least half of the Board within a twelve-month period; provided, however, that for purposes of this paragraph, any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a of two-thirds of the Incumbent Directors at the beginning of such twelve-month period shall be considered an Incumbent Director;

(c) consummation, in one transaction or a series of related transactions, of a reorganization, merger, or consolidation of the Company or sale or other disposition, direct or indirect, of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, the Persons who were the “beneficial owners” of outstanding voting securities of the Company immediately prior to such Business Combination “beneficially own,” by reason of such ownership of the Company’s voting securities immediately before the Business Combination, more than 50% of the combined voting power of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such Business Combination; or

(d) approval by those Persons holding the voting securities of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, solely with respect to any Award that is subject to Section 409A of the Code and payable upon a Change of Control, the term “Change of Control”

shall mean an event described in one or more of the foregoing provisions of this definition, but only if it also constitutes a “change in control event” within the meaning of Treas. Reg. Section 1.409A-3(i)(5).

2.9 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations, interpretations, and administrative guidance issued thereunder.

2.10 “Committee” means the Compensation Committee of the Board or any committee designated by the Board to administer the Plan. The Compensation Committee or the Board may designate one or more subcommittees to (i) consist solely of persons who satisfy the applicable requirements of any stock exchange or national market system on which the shares of Stock may be listed, (ii) consist solely of persons who qualify as an “outside director” within the meaning of Section 162(m) of the Code, and (iii) consist solely of persons who qualify as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.11 “Company” means M.D.C. Holdings, Inc., a Delaware corporation.

2.12 “Corporate Event” means an event described in Section 14.1.

2.13 “Disabled” or “Disability” means, unless otherwise provided in an employment, consulting or other services agreement, if any, between the Participant and the Company or an Affiliate, the Participant is unable to perform each of the essential duties of such Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided that, the following shall apply:

(a) With respect to rules regarding expiration of an Incentive Stock Option following termination of the Participant’s Service, Disability has the meaning set forth in Section 22(e)(3) of the Code.

(b) With respect to any Award subject to Section 409A of the Code, the Participant is: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, is receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Participant’s employer; or (iii) determined to be totally disabled by the Social Security Administration.

2.14 “Dividend Equivalent” means a right granted under Section 11.

2.15 “Effective Date” means the effective date of the Plan, which is the date the Plan was approved by the stockholders of the Company, and no Awards may be granted under the Plan after it has been in effect for ten years.

2.16 “Employee” means any individual who is a common-law employee of the Company or an Affiliate determined in accordance with the Company’s standard personnel policies and practices.

2.17 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, or any successor act thereto.

2.18 “Exercise Price” means the price at which a share of Stock may be purchased pursuant to the exercise of an Option.

2.19 “Fair Market Value” means the value of a share of Stock as of a particular day, determined as follows: (a) the closing sale price reported for such share on the national securities exchange or national market system on which such stock is principally traded, or if no sale of shares is reported for such day, on the next preceding day on which a sale was reported, or (b) if the shares of Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.

2.20 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, a trust in which any one or more of these persons (or the Participant) in the aggregate have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) in the aggregate control the management of assets, and any other entity in which one or more of these persons (or the Participant) in the aggregate own more than fifty percent (50%) of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant or a trust or foundation for the benefit of any one or more of these persons.

2.21 “Good Reason” means, unless otherwise provided in an employment, consulting or other services agreement, if any, between the Employee and the Company or an Affiliate, (i) a material reduction in the Participant’s base salary, (ii) a material diminution of the Participant’s title, office, position or authority, excluding for this purpose an action not taken in bad faith and which is remedied within twenty (20) days after receipt of written notice thereof given by the Participant, (iii) the assignment to the Employee of any duties inconsistent with the Participant’s position (including status or reporting requirements), authority, or material responsibilities, or the removal of the Employee’s authority or material responsibilities, excluding for this purpose an action not taken in bad faith and which is remedied by the Company within twenty (20) days after receipt of notice thereof given by the Participant, (iv) a transfer of the Participant’s primary workplace by more than fifty (50) miles from the current workplace, or (v) a material breach of any term of any employment, consulting or other services agreement, if any, between the Employee and the Company or an Affiliate by the Company which is not remedied within twenty (20) days after receipt of written notice thereof given by the Participant.

2.22 “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date on which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 5, or (iii) such other date as may be specified by the Committee in the Award Agreement.

2.23 “Grant Price” means the per share exercise price of a Stock Appreciation Right granted to a Participant under Section 7.

2.24 “Incentive Stock Option” means an Option to purchase shares of Stock designated as an Incentive Stock Option that is intended to meet the requirements of Section 422 of the Code.

2.25 “Incumbent Directors” means as defined in Section 2.8.

2.26 “Minimum Statutory Withholding” means as defined in Section 12.

2.27 “Non-Qualified Stock Option” means any Option other than an Incentive Stock Option.

2.28 “Option” means an option to purchase one or more shares of Stock at a stated or formula price for a specified period of time. An Option granted under the Plan shall be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.29 “Other Agreement” means as defined in Section 13.

2.30 “Other Stock-Based Award” means an Award that is granted to a Participant under Section 10.

2.31 “Parachute Payment” means as defined in Section 13.

2.32 “Participant” means any eligible Employee who at the sole discretion of the Committee is granted an Award under the Plan.

2.33 “Person” means as defined in Section 2.8.

2.34 “Plan” means this M.D.C. Holdings, Inc. 2011 Equity Incentive Plan, as amended from time to time.

2.35 “Restricted Stock” means an Award of shares of Stock granted under Section 8.

2.36 “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of shares of Stock granted under Section 8.

2.37 “Restriction Period” means the period during which Restricted Stock and Restricted Stock Units are subject to a substantial risk of forfeiture (based upon the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Sections 8.3 and 8.4.

2.38 “Securities Act” means the U.S. Securities Act of 1933, as it may be amended from time to time, or any successor act thereto.

2.39 “Service” means service as an Employee of the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Employee of the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive. Notwithstanding the foregoing, solely with respect to any Award that is subject to Section 409A of the Code and payable upon a termination of Service, a Participant shall be considered to have terminated Service with the Company or an Affiliate only when the Participant incurs a “separation from service” with respect to the Company or an Affiliate within the meaning of Section 409A(a)(2)(A)(i) of the Code.

2.40 “Stock” or “Common Stock” means a share of M.D.C. Holdings, Inc., common stock, $0.01 par value per share.

2.41 “Stock Appreciation Right” or “SAR” means an Award granted under Section 7.

2.42 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.43 “Substitute Awards” means Awards granted in substitution for, or in assumption of, outstanding awards previously granted by an entity acquired by the Company or a Subsidiary or an Affiliate or with which the Company or Subsidiary or Affiliate combines. The terms and conditions of any Substituted Awards shall comply with the requirements for substitutions of awards made in connection with a corporate transaction or certain other adjustments that are not treated as modifications under Treas. Reg. Section 1.424-1 and Section 409A of the Code, as applicable.

3	PLAN ADMINISTRATION

3.1 General. The Plan shall be administered by the Committee, which shall have full power and authority to take all actions and to make all determinations as are required or permitted under the Plan. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the eligible individuals described in Section 5, determine the Awards to be made pursuant to the Plan, or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price (or Grant Price), period and manner in which an Option (or Stock Appreciation Right) becomes exercisable, establish the duration and nature of Restricted Stock or Restricted Stock Unit restrictions, establish the terms and conditions applicable to, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form of the Award Agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may amend, modify, or supplement the terms of any outstanding Award including, but not limited to, amending an Award or exercising discretion under an Award or under the Plan to: (i) accelerate the date on which an Award becomes vested, exercisable, or transferable, (ii) extend the term of any Award, including the period following the termination of the Participant’s Service to the Company during which the Award shall remain outstanding, (iii) waive any conditions with regard to vesting, exercisability, or transferability of an Award, and (iv) recognize differences in local law, tax policy, or custom with regard to Awards made to foreign nations or individuals who are employed outside the United States. Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or Stock Appreciation Right that (i) causes the Option or Stock Appreciation Right to become subject to Section 409A of the Code, (ii) reduces the Exercise Price or Grant Price, either by lowering the Exercise Price or Grant Price or by canceling the outstanding Option or Stock Appreciation Right and granting a replacement Option or Stock Appreciation Right with a lower Exercise Price or Grant Price, or (iii) would be treated as a repricing under the rules of the exchange upon which shares of Stock of the Company trade, without, with respect to item (i), the Participant’s written prior approval, and with respect to items (ii) and (iii), without the approval of the stockholders of the Company, provided, that appropriate adjustments may be made to outstanding Options and Stock Appreciation Rights pursuant to Section 14.

As a condition to any Award, the Committee shall have the right, at its discretion, to require Participants to return to the Company Awards previously granted under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Award shall be upon such terms and conditions as are specified by the Committee at the time the new Award is granted. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Participant. Furthermore, the Committee may annul an Award if the Participant is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

3.2 Delegation by the Committee. The Committee may, from time to time, delegate, to specified officers of the Company, the power and authority to grant or document Awards under the Plan to specified groups of eligible individuals, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee’s exercise of authority in determining such terms and conditions shall be construed to include the officer or officers to whom the Committee has delegated the power and authority to make such determination. However, any delegation (a) shall not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, and there shall be no delegation of authority to grant awards to any Section 16 person, (b) will not cause Awards intended to qualify as “performance-based” compensation under Code Section 162(m) to fail to so qualify, (c) will not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act and (d) shall be permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law.

3.3 Limitations on Authority. The Committee shall, in exercising its discretion under the Plan, comply with all contractual and legal obligations of the Company or the Committee in effect from time to time, whether contained in the Company’s charter, bylaws, or other binding contract, or in the Compensation Committee’s charter, or in applicable law.

3.4 Deferral Arrangement. The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish in accordance with Section 409A of the Code, which may include provisions for the payment or crediting of interest or Dividend Equivalents, including converting such credits into deferred Stock units.

3.5 No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or any Award Agreement.

3.6 Book Entry. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of electronic or other forms of book-entry including, but not limited to, uncertificated forms maintained electronically.

4	STOCK SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 14, the maximum number of shares of Stock available for issuance under the Plan shall be 4,000,000 shares. Subject to adjustment as provided in Section 14, 4,000,000 shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options. Such maximum numbers may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, stockholder approval is required. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

4.2 Individual Award Limits. Subject to adjustment as provided in Section 14, the maximum number or value of shares of Stock that may be covered by an Award granted under the Plan (other than Substitute Awards) to a single Participant in any calendar year shall not exceed the shares of Stock available for issuance under the Plan under Section 4.1.

4.3 Share Counting. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem Awards) and make adjustments in accordance with Section 14. If the Exercise Price of any Option granted under the Plan, or if pursuant to Section 12 the tax withholding obligation of any Participant with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Award, or otherwise terminated without delivery of shares to the Participant, the shares of Stock retained or returned to the Company will also be available under the Plan.

5	ELIGIBILITY AND PARTICIPATION

Subject to the provisions of this Plan, the Committee may, from time to time, select from all Employees of the Company or an Affiliate to whom Awards shall be granted; provided, however, to the extent required under Section 409A of the Code, an Affiliate of the Company shall include only an entity in which the Company possesses at least twenty percent (20%) of the total combined voting power of the entity’s outstanding voting securities or such other threshold ownership percentage permitted or required under Section 409A of the Code. An Employee may receive more than one Award, subject to such restrictions as are provided herein.

6	STOCK OPTIONS

6.1 Grant of Options. Subject to the provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, it its sole discretion; provided that Incentive Stock Options may be granted only to eligible Employees of the Company or of any parent corporation or subsidiary corporation (as permitted by Section 422 of the Code).

6.2 Award Agreement. Each Option granted under the Plan shall be evidenced by an Award Agreement that shall specify the Exercise Price, the number of shares of Stock covered by the Option, the maximum term of the Option, the conditions upon which an Option shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of the Plan. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

(a) Exercise Price. The Exercise Price for each Option shall be as determined by the Committee and shall be specified in the Award Agreement. The Exercise Price shall be: not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date; provided, however, that the foregoing minimum Exercise Price shall not apply to Substitute Awards. In no case shall the Exercise Price of any Option be less than the par value of a share of Stock.

(b) Number of Shares. Each Award Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

(c) Term. Each Option shall terminate as set forth in the Award Agreement and all rights to purchase shares of Stock shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of the Grant Date.

(d) Restrictions on Exercise. The Award Agreement shall set forth any installment or other restrictions on exercise of the Option during the term of the Option. Each Option shall become exercisable and shall vest over such period of time, or upon such events, as determined by the Committee.

6.3 Exercise of Option.

(a) Manner of Exercise. An Option granted hereunder shall be exercised, in whole or in part, by providing written or electronic notice, on a form provided by the Company, to an employee as designated by the Company, specifying the number of shares of Stock to be purchased and accompanied by full payment of the Exercise Price for the shares and satisfaction of any tax withholding requirements.

(b) Payment. A condition to the issuance or other delivery of shares of Stock as to which an Option shall be exercised shall be the payment of the Exercise Price and satisfaction of any tax withholding requirements. The Exercise Price of an Option shall be payable to the Company in full, in any method permitted under the Award Agreement, including: (i) in cash or in cash equivalents acceptable to the Company; (ii) by tendering unrestricted shares of Stock already owned by the Participant (for at least six (6) months or such other period as may be required by the Committee in order to comply with applicable law and to avoid adverse accounting consequences) on the date of surrender to the extent the shares of Stock have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant, (iii) any other method approved or accepted by the Committee in its sole discretion, including, but not limited to a cashless (broker-assisted) exercise (although limitations might apply to certain executive officers), or (iv) any combination of the foregoing. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

(c) Delivery of Shares. Promptly after the exercise of an Option by a Participant and the payment in full of the Exercise Price, such Participant shall be entitled to the issuance of certificates evidencing such Participant’s ownership of the shares of Stock purchased upon exercise of the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of certificates through the use of electronic or other forms of book-entry.

6.4 Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

6.5 Limitations on Incentive Stock Options.

(a) Initial Exercise. The aggregate Fair Market Value of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the shares of Stock shall be determined as of the Grant Date and each Incentive Stock Option shall be taken into account in the order granted.

(b) Ten Percent Stockholders. An Incentive Stock Option granted to a Participant who is the holder of record of more than ten percent (10%) of the combined voting power of all classes of stock of the Company shall have an Exercise Price at least equal to one hundred and ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date of the Option and the term of the Option shall not exceed five (5) years.

(c) Notification of Disqualifying Disposition. If any Participant shall make any disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), the Participant shall notify the Company of such disposition within ten (10) days thereof.

(d) Limitations on Exercise. No Incentive Stock Option shall be exercisable as an Incentive Stock Option more than three (3) months after the Participant ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Participant ceases to be an Employee due to death or Disability.

6.6 Transferability. Except as provided in Section 6.7, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative) may exercise an Option. Except as provided in Section 6.7, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.

6.7 Family Transfers. If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Option to any Family Member. For the purpose of this Section 6.7, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 6.7, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Participant in accordance with this Section 6.7 or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement.

6.8 Rights of Holders of Options. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 14 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

7	STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. Subject to the provisions of this Plan, Stock Appreciation Rights may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights that are granted in tandem with an Option, or any combination thereof.

7.2 Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the Grant Price, the number of shares of Stock covered by the Stock Appreciation Right, the maximum duration of the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of the Plan.

(a) Grant Price. The Grant Price for each Stock Appreciation Right shall be determined by the Committee and shall be specified in the Award Agreement. Other than with respect to Substitute Awards, the Grant Price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date of the Stock Appreciation Right.

(b) Number of Shares. Each Award Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

(c) Term. Each Stock Appreciation Right shall terminate and all rights with respect to the Stock Appreciation Right shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Stock Appreciation Rights shall be exercisable later than the tenth (10th) anniversary of the Grant Date.

(d) Restrictions on Exercise. The Award Agreement shall set forth any installment or other restrictions on exercise of the Stock Appreciation Right during its term. Each Stock Appreciation Right shall become exercisable and shall vest over such period of time, or upon such events, as determined by the Committee (including based on achievement of performance goals or future service requirements).

7.3 Exercise of Stock Appreciation Right. A Participant desiring to exercise a Stock Appreciation Right shall give written or electronic notice, on a form provided by the Company, of such exercise to the Company with the information the Company deems reasonably necessary to exercise the Stock Appreciation Right. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a share of Stock on the date of exercise over the Grant Price; by

(b) The number of shares of Stock with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Committee, the payment upon exercise may be in cash, shares of Stock or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination as to the form of settlement shall be set forth in the Award Agreement.

7.4 Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding shares of Stock subject to the Option or Stock Appreciation Right that were granted in tandem with such Stock Appreciation Right and Option.

7.5 Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Appreciation Right following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock Appreciation Rights issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Any Stock Appreciation Right issued in tandem with an Option shall be exercisable following termination of the Participant’s Service to the same extent that its related Option is exercisable following the Participant’s termination of Service.

7.6 Transferability. A Stock Appreciation Right shall only be transferable upon the same terms and conditions with respect to transferability as are specified in Sections 6.6 and 6.7 with respect to Options.

8	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the provisions of this Plan, the Committee at any time and from time to time, may grant shares of Restricted Stock or Restricted Stock Units to Participants in such amounts as the Committee shall determine.

8.2 Award Agreement. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restriction Period, the number of shares of Restricted Stock or the number of Restricted Stock Units granted and such other provisions as the Committee shall determine.

8.3 Restrictions on Transfer. Except as provided in this Plan or an Award Agreement, the shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the Restriction Period established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction or any other conditions, as specified by the Committee, in its sole discretion. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

8.4 Forfeiture; Other Restrictions. The Committee shall impose such other conditions and restrictions on any shares of Restricted Stock or Restricted Stock Units as it may deem advisable including a requirement that the Participant pay a specified amount to purchase each share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions or restrictions under applicable laws or under the requirements of any stock exchange or market upon which shares of Stock are then listed or traded, or holding requirements or sale restrictions placed on the shares of Stock by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

8.5 Restricted Stock Units. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement. Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement.

8.6 Termination of Service. Unless otherwise provided by the Committee in the applicable Award Agreement, upon the termination of a Participant’s Service with the Company or an Affiliate, any shares of Restricted Stock or Restricted Stock Units held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, and the Participant shall have no further rights with respect to such Awards, including but not limited to any right to vote Restricted Stock or any right to receive dividends or Dividend Equivalents with respect to Restricted Stock or Restricted Stock Units.

8.7 Stockholder Privileges. Unless otherwise determined by the Committee and set forth in the Award Agreement:

(a) A Participant holding shares of Restricted Stock shall generally have the rights of stockholder to vote the shares or Restricted Stock during the Restriction Period. The Committee may provide in an Award Agreement that the holder of such Restricted Stock shall be entitled to receive ordinary cash dividends actually paid with respect to the Restricted Stock in accordance with Section 11.

(b) A Participant holding Restricted Stock Units shall have no rights of a stockholder of the Company with respect to the Restricted Stock Units. The Committee may provide in an Award Agreement that the holder of such Restricted Stock Units shall be entitled to receive Dividend Equivalents in accordance with Section 11.

9	QUALIFIED PERFORMANCE BASED COMPENSATION

9.1 Grant or Vesting of Award Subject to Objective Performance Goals. The Committee may, in its discretion, condition the grant, vesting, or payment of an Award on the attainment of one or more pre-established objective performance goals, in accordance with the “qualified performance based compensation” exception to Code Section 162(m).

9.2 Establishment of Performance Goals. All performance goals established pursuant to this Article 9 shall be objective and shall be established by the Committee within 90 days after the beginning of the period of service to which the performance goal relates (and in no event after passage of more than 25% of the period to which the performance goal relates). Performance goals may include alternate and multiple goals and shall be based on one or more of the following criteria: (a) total shareholder return; (b) return on assets, return on equity, or return on capital employed; (c) measures of profitability such as earnings per share, corporate or business-unit net income, net income before extraordinary or one-time items, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization; (d) cash flow from operations; (e) gross or net revenues or gross or net margins; (f) levels of operating expense or other expense items reported on the income statement; (g) measures of customer satisfaction and customer service; (h) safety; (i) annual or multi-year average production growth; (j) efficiency or productivity measures such as annual or multi-year absolute or per-unit operating and maintenance costs; (k) satisfactory completion of a major project or organizational initiative with specific criteria set in advance by the Committee; (l) debt ratios or other measures of credit quality or liquidity; (m) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Committee; (n) sales and marketing measures, such as annual or multi-year “net-back” sales or the introduction of new products in accordance with specific goals set in advance by the Committee; (o) staffing and retention and (p) any criteria stated in the stockholder approved Executive Officer Performance–Based Compensation Plan (as amended). The performance goals applicable to a particular Award shall be set forth by the Committee in the Award Agreement for such Award.

9.3 Achievement of Performance Goals. The Committee shall certify in writing prior to the grant, vesting, or payment of any Award that the applicable performance goals have been satisfied. Except as may otherwise be provided herein or as may otherwise be contained in the Award Agreement (which provisions shall comply with Section 162(m)), in the event that the performance goals are not satisfied, the Award shall not be granted or become vested or payable, as applicable.

9.4 Committee to Comply with Section 162(m). Notwithstanding anything to the contrary herein, the “Committee,” for purposes of this Section 9, shall consist solely of two or more persons who qualify as “outside directors” within the meaning of Section 162(m) of the Code.

10	OTHER STOCK-BASED AWARDS

From time to time during the duration of this Plan, the Committee may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may (i) acquire shares of Stock under the Plan, whether by purchase, outright grant, or otherwise, or (ii) receive an Award, whether payable in cash or in Stock, the value of which is determined, in whole or in part, based on the value of Common Stock. Any such arrangements shall be subject to the general provisions of this Plan and all cash payments or shares of Stock issued pursuant to such arrangements shall be made under this Plan.

11	DIVIDENDS AND DIVIDEND EQUIVALENTS

Subject to the terms of the Plan and any applicable Award Agreement, a Participant shall, if so determined by the Committee, be entitled to receive, currently, or on a deferred basis, dividends or Dividend Equivalents, with respect to the shares of Stock covered by the Award. The Committee may provide that any dividends paid on shares of Stock subject to an Award must be reinvested in additional shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to the Award. Notwithstanding the award of Dividend Equivalents or dividends, a Participant shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt. All distributions, if any, received by a Participant with respect to an Award as a result of any split, Stock dividend, combination of shares of Stock, or other similar transaction shall be subject to the restrictions applicable to the original Award.

12	TAX WITHHOLDING

The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes, domestic or foreign, of any kind required by law with respect to the vesting of or other lapse of restrictions applicable to Awards or upon the issuance of any shares of Stock or payment of any kind upon the exercise of any Options or Stock Appreciation Rights. At the time of such vesting, lapse, payment, or exercise, the Participant shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.

Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Participant may elect to have shares of Stock withheld or to deliver shares to satisfy the minimum statutory withholding rates for federal, state and local income taxes and employment taxes that are applicable to supplemental taxable income (“Minimum Statutory Withholding”) obligations. The Participant may elect to satisfy Minimum Statutory Withholding obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Participant or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Participant (for at least six (6) months or such other period as may be required by the Committee in order to comply with applicable law and to avoid adverse accounting consequences). The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value not in excess of such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Committee as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 12 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

13	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate,

except an agreement, contract, or understanding that expressly or impliedly modifies or excludes application of this Section 13 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Awards held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Committee shall have the right, in its sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements to be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.

14	EFFECT OF CHANGES IN CAPITALIZATION

14.1 Changes in Stock. The maximum number of shares of Stock for which Awards may be made under the Plan as set forth in Section 4.1 shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any recapitalization, reclassification, split, reverse split, combination, exchange, dividend or other distribution payable in shares of Stock, or for any other increase or decrease in such shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date (any such event hereafter referred to as a “Corporate Event”). In addition, subject to the exception set forth in the second sentence of Section 14.4, the number and kind of shares for which Awards are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any Corporate Event. Any such adjustment in outstanding Options or Stock Appreciation Rights shall not increase the aggregate Exercise Price or Grant Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or Stock Appreciation Right, as applicable, and the adjustment shall comply with the requirements under Section 409A of the Code. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company shall proportionately adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the Exercise Price per share of outstanding Options and the Grant Price of outstanding Stock Appreciation Rights to reflect such distribution. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 14.1, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

14.2 Change of Control. Subject to the exception set forth in the second sentence of Section 14.4, and except as otherwise provided in any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, upon a Change of Control, the Committee in its discretion may take any of the following actions with respect to non-vested Awards as of the date of the Change of Control: (i) provide that any or all such outstanding Awards shall be fully vested, exercisable, and/or payable regardless of whether all vesting conditions relating to length of service, attainment of performance goals, or otherwise have been satisfied; (ii) provide that any or all such outstanding Awards shall become fully vested, exercisable, and/or payable if, within a reasonable period of time not to exceed 18 months after the consummation of a Change of Control, a Participant’s Service is terminated by either the Company, an Affiliate or a successor in interest to the Company or an Affiliate without Cause or by the Participant for Good Reason; or (iii) take such further actions, if any, as it deems necessary or desirable with respect to any Awards, including, without limitation, providing that such Awards are fully vested, exercisable and/or payable. The Committee need not take the same action with respect to all outstanding Awards or to all outstanding Awards of the same type.

14.3 Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs. Subject to the exception set forth in the second sentence of Section 14.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Award theretofore made pursuant to the Plan shall pertain to and apply solely to the securities to which a holder of the number of securities subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, and, in the case of Options and Stock Appreciation Rights, with a corresponding proportionate adjustment of the Exercise Price or Grant Price per share so that the aggregate Exercise Price or Grant Price thereafter shall be the same as the aggregate Exercise Price or Grant Price of the shares of Stock remaining subject to the Option or Stock Appreciation Right immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing any other Award, any restrictions applicable to such Award shall apply as well to any replacement shares of Stock received by the Participant as a result of the reorganization, merger or consolidation. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 14.3, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

14.4 Adjustment. Adjustments under Section 14 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The Committee may provide in the Award Agreements at the time of Award, or any time thereafter with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 14.1, 14.2 and 14.3. Notwithstanding the foregoing, any different provisions or changes to provisions contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

14.5 No Limitations on the Company. The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

15	REQUIREMENTS OF LAW

15.1 General. The Company shall not be required to issue or sell any shares of Stock under any Award if the issuance or sale of such shares would constitute a violation by the Participant, any other individual exercising an Option or Stock Appreciation Right, or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Participant or any other individual exercising an Option or Stock Appreciation Right pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to issue or sell such shares of Stock unless the Committee has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance or sale of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2 Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16	GENERAL PROVISIONS

16.1 Disclaimer of Rights. No provision in the Plan, in any Award or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the

Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

16.2 Nontransferability of Awards. Except as provided in Sections 6.6, 6.7, and 7.6 or otherwise at the time of grant or thereafter, no right or interest of any Participant in an Award granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except pursuant to a domestic relations order in settlement of marital property rights. In the event of a Participant’s death, a Participant’s rights and interests in Awards shall only be transferable by will or the laws of descent and distribution to the extent provided under this Plan, and payment of any amounts due thereunder shall be made to, and exercise of any Option or Stock Appreciation Right may be made by, the Participant’s legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is unable to care for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

16.3 Changes in Accounting or Tax Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to any Award shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights and other outstanding Awards as to which the applicable rules or other restrictions have not been satisfied.

16.4 Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable.

16.5 Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

16.6 Other Award Agreement Provisions. Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

16.7 Other Employee Benefits. The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of Shares received upon such exercise, the vesting of any Restricted Stock, distributions with respect to

Restricted Stock Units, or Other Stock-Based Awards shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of such employee are determined, including without limitation, benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan, except as may be specifically be provided otherwise under the terms of such other employee benefit plan or program.

16.8 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.9 Governing Law. The validity and construction of this Plan and the Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the Award Agreements to the substantive laws of any other jurisdiction.

16.10 Section 409A. Notwithstanding anything in this Plan to the contrary, the Plan and Awards made under the Plan are intended to comply with the requirements imposed by Section 409A of the Code. If any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Participant intend that the Plan provision or Award will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award. The Participant further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify an Award in any manner and delay the payment of any amounts payable pursuant to an Award to the minimum extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code) becomes entitled to a payment under the Plan that is subject to Section 409A of the Code on account of a “separation of service” (as defined under Section 409A oft the Code), such payment shall not occur until the date that is six months plus one day from the date of such “separation from service.” Any amount that is otherwise payable within the six (6) month period described herein will be aggregated and paid in a lump sum amount without interest.

17	AMENDMENT, MODIFICATION AND TERMINATION

17.1 Amendment, Modification, and Termination. Subject to Sections 3.2, 16.10 and 17.2, the Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the stockholders of the Company if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

17.2 Awards Previously Granted. Except as otherwise may be required under Section 16.10, notwithstanding Section 17.1 to the contrary, no amendment, modification or termination of the Plan or Award Agreement shall adversely affect in any material way any previously granted Award, without the written consent of the Participant holding such Award.

18	STOCKHOLDER APPROVAL; EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the Effective Date, which is the date the Plan was approved by the stockholders of the Company.

19	DURATION

Unless sooner terminated by the Board, this Plan shall terminate automatically 10 years from the Effective Date. After the Plan is terminated, no Awards may be granted. Awards outstanding at the time the Plan is terminated shall remain outstanding in accordance with the terms and conditions of the Plan and the Award Agreement.

20	EXECUTION

To record adoption of the Plan by the Board as of January 24, 2011, the Company has caused its authorized officer to execute the Plan.

M.D.C. HOLDINGS, INC.

By:	/S/ MICHAEL TOUFF
Senior Vice President

Date: March 1, 2011

Appendix B

M.D.C. HOLDINGS, INC.

2011 STOCK OPTION PLAN

FOR NON-EMPLOYEE DIRECTORS

(Adopted January 24, 2011)

(Approved by the Company’s stockholders on                     )

B-i

			Page
	11.6	Other Option Agreement Provisions	12
	11.7	Severability	12
	11.8	Governing Law	12
	11.9	Section 409A	12

12.	AMENDMENT, MODIFICATION AND TERMINATION		12
	12.1	Amendment, Modification, and Termination	12
	12.2	Options Previously Granted	13

13.	DURATION		13

14.	EXECUTION		13

B-ii

M.D.C. HOLDINGS, INC.

2011 STOCK OPTION PLAN

FOR NON-EMPLOYEE DIRECTORS

1.	INTRODUCTION

1.1 Establishment. M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), hereby establishes the M.D.C. Holdings, Inc. 2011 Stock Option Plan For Non-Employee Directors (the “Plan”). The Plan permits the grant of Non-Qualified Stock Options (as defined herein) in accordance with the terms hereof.

1.2 Purpose. The Plan is intended to enhance the Company’s ability to attract and retain highly qualified directors and to motivate such persons to serve the Company and its Affiliates (as defined herein) by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the future success of the Company.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Option Agreements), the following definitions shall apply:

2.1 “Affiliate” means with respect to the Company, (i) any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including without limitation, any Subsidiary, and (ii) any corporation or other entity controlling, controlled by, or under common control with the Company, including any member of an affiliated group of which the Company is a common parent corporation or subsidiary corporation (within the meaning of Section 424 of the Code).

2.2 “Benefit Arrangement” means as defined in Section 8.

2.3 “Board” or “Board of Directors” means the board of directors of M.D.C. Holdings, Inc.

2.4 “Business Combination” means as defined in Section 2.6.

2.5 “Cause” means, as determined by the Board and unless otherwise provided in an employment, consulting or other services agreement, if any, between the Non-Employee director and the Company, (i) any willful breach of any material written policy of the Company or an Affiliate that is materially detrimental to the Company or the Affiliate; (ii) engaging in any conduct involving moral turpitude that is materially detrimental to the Company or an Affiliate, including, but not limited to, misappropriation or conversion of assets of the Company or an Affiliate (other than immaterial assets); (iii) a conviction of or entry of a plea of nolo contendere to a felony; or (iv) a material breach by the Non-Employee director of any term of any confidentiality agreement between the Non-Employee director and the Company or an Affiliate. No act or failure to act by the Non-Employee director shall be deemed “willful” if done, or omitted to be done, by him or her in good faith and with the reasonable belief that his or her action or omission was in the best interest of the Company or an Affiliate.

2.6 “Change of Control” means and shall be deemed to have occurred upon the occurrence of:

(a) the acquisition by any individual, entity, or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;

(b) the individual directors of the Board as of the Effective Date (the “Incumbent Directors”) cease to constitute at least half of the Board within a twelve-month period; provided, however, that for purposes of this paragraph, any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a of two-thirds of the Incumbent Directors at the beginning of such twelve-month period shall be considered an Incumbent Director;

(c) consummation, in one transaction or a series of related transactions, of a reorganization, merger, or consolidation of the Company or sale or other disposition, direct or indirect, of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, the Persons who were the “beneficial owners” of outstanding voting securities of the Company immediately prior to such Business Combination “beneficially own,” by reason of such ownership of the Company’s voting securities immediately before the Business Combination, more than 50% of the combined voting power of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such Business Combination; or

(d) approval by those Persons holding the voting securities of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, solely with respect to any Option that is subject to Section 409A of the Code and payable upon a Change of Control, the term “Change of Control” shall mean an event described in one or more of the foregoing provisions of this definition, but only if it also constitutes a “change in control event” within the meaning of Treas. Reg. Section 1.409A-3(i)(5).

2.7 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations, interpretations, and administrative guidance issued thereunder.

2.8 “Committee” means the Compensation Committee of the Board.

2.9 “Company” means M.D.C Holdings, Inc., a Delaware corporation.

2.10 “Corporate Event” means an event described in Section 9.1.

2.11 “Effective Date” means the effective date of the Plan, which is the date the Plan was approved by the stockholders of the Company, and no Options may be awarded after the tenth anniversary of the Effective Date.

2.12 “Employee” means any individual who is a common-law employee of the Company or an Affiliate determined in accordance with the Company’s standard personnel policies and practices.

2.13 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, or any successor act thereto.

2.14 “Exercise Price” means the price at which a share of Stock may be purchased pursuant to the exercise of an Option.

2.15 “Fair Market Value” means the value of a share of Stock as of a particular day, determined as follows: (a) the closing sale price reported for such share on the national securities exchange or national market system on which such stock is principally traded, or if no sale of shares is reported for such day, on the next preceding day on which a sale was reported, or (b) if the shares of Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.

2.16 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, a trust in which any one or more of these persons (or the Participant) in the aggregate have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) in the aggregate control the management of assets, and any other entity in which one or more of these persons (or the Participant) in the aggregate own more than fifty percent (50%) of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant or a trust or foundation for the benefit of any one or more of these persons.

2.17 “Grant Date” means August 1st, the date each year that Options are automatically granted to Non-Employee Directors.

2.18 “Incentive Stock Option” means a type of option to purchase shares of stock designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

2.19 “Incumbent Directors” means as defined in Section 2.6.

2.20 “Minimum Statutory Withholding” means as defined in Section 7.

2.21 “Non-Employee” means a person that is not an Employee.

2.22 “Non-Qualified Stock Option” means any Option other than an Incentive Stock Option.

2.23 “Option” means an option to purchase one or more shares of Stock at a stated or formula price for a specified period of time. An Option granted under the Plan shall be a Non-Qualified Stock Option.

2.24 “Option Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to each Option. The Option Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of the Plan and any Option Agreement, the provisions of the Plan shall govern, except to the extent the Plan would be considered to provide an additional benefit as determined under Section 409A of the Code.

2.25 “Other Agreement” means as defined in Section 8.

2.26 “Parachute Payment” means as defined in Section 8.

2.27 “Participant” means any eligible Non-Employee director of the Company who is granted an Option under the Plan.

2.28 “Person” means as defined in Section 2.6.

2.29 “Plan” means this M.D.C. Holdings, Inc. 2011 Stock Option Plan For Non-Employee Directors, as amended from time to time.

2.30 “Securities Act” means the U.S. Securities Act of 1933, as it may be amended from time to time, or any successor act thereto.

2.31 “Stock” or “Common Stock” means a share of M.D.C. Holdings, Inc., common stock, $0.01 par value per share.

2.32 “Substitute Options” means Options granted in substitution for, or in assumption of, outstanding Options previously granted by an entity acquired by the Company or a Subsidiary or an Affiliate or with which the Company or Subsidiary or Affiliate combines. The terms and conditions of any Substituted Options shall comply with the requirements for substitutions of Options made in connection with a corporate transaction or certain other adjustments that are not treated as modifications under Treas. Reg. Section 1.424-1 and Section 409A of the Code, as applicable.

3.	PLAN ADMINISTRATION

3.1 General. The Plan shall be administered by the Board, which shall have full power and authority to take all actions and to make all determinations as are required or permitted under the Plan. The Board shall conduct the general administration of the Plan in accordance with its provisions. The Board’s duties and powers shall include, but be limited to, the power to interpret the Plan and the Option Agreements, to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement, to determine the right of all Non-Employee directors and other interested persons hereunder, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

3.2 Delegation by the Board. The Board may, from time to time, delegate, to the Committee, the power and authority to document Options under the Plan to specified groups of eligible individuals, subject to such restrictions and conditions as the Board, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Board shall determine. To the extent that the Board has delegated the authority to determine certain terms and conditions of an Option, all references in the Plan to the Board’s exercise of authority in determining such terms and conditions shall be construed to include the Committee to the extent the Board has delegated the power and authority to make such determination. However, any delegation (a) shall not result in the loss of an exemption under Rule 16b-3(d) for Options granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (b) will not cause Options intended to qualify as “performance-based” compensation under Code Section 162(m) to fail to so qualify, (c) will not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act and (d) shall be permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law.

3.3 Professional Assistance and Good Faith Actions. All expenses and liabilities incurred by members of the Board or Committee in connection with the administration of the Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board, the Committee, the Company and its officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All action taken and all interpretations and determinations made by the Board or the Committee in good faith shall be final and binding upon all Non-Employee directors, the Company and all other interested persons.

3.4 Limitations on Authority. The Board and the Committee shall, in exercising discretion under the Plan, comply with all contractual and legal obligations of the Company, the Board or the Committee in effect from time to time, whether contained in the Company’s charter, bylaws, or other binding contract, or in the Committee’s charter, or in applicable law.

3.5 No Liability. No member of the Board or of the Committee shall be liable for any action or determination or interpretation made in good faith with respect to the Plan, any Option or any Option Agreement.

3.6 Book Entry. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of electronic or other forms of book-entry including, but not limited to, uncertificated forms maintained electronically.

4.	STOCK SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 9, the maximum number of shares of Stock available for issuance under the Plan shall be 1,000,000 shares. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

4.2 Share Counting. The Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments in accordance with Section 9. If the Exercise Price of any Option granted under the Plan, or if pursuant to Section 7 the tax withholding obligation of any Participant with respect to an Option, is satisfied by tendering shares of Stock to the Company or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent that an Option under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Option, or otherwise terminated without delivery of shares to the Participant, the shares of Stock retained or returned to the Company will also be available under the Plan.

5.	ELIGIBILITY AND PARTICIPATION

Subject to the provisions of this Plan, the Non-Employee directors on the Effective Date and each Non-Employee director elected thereafter shall be eligible to receive Options to purchase Stock in accordance with Section 6; provided, however, to the extent required under Section 409A of the Code, an Affiliate of the Company shall include only an entity in which the Company possesses at least twenty percent (20%) of the total combined voting power of the entity’s outstanding voting securities or such other threshold ownership percentage permitted or required under Section 409A of the Code. A Non-Employee director may receive more than one Option grant, subject to such restrictions as are provided herein.

6.	STOCK OPTIONS

6.1 Grant of Options. Subject to the provisions of this Plan, Options shall be granted on the first day of each August during the term of this Plan to each Non-Employee director with the right to purchase 25,000 shares of Stock.

6.2 Option Agreement. Each Option granted under the Plan shall be evidenced by an Option Agreement that shall specify the Exercise Price, the number of shares of Stock covered by the Option as provided in Section 6.1, the maximum term of the Option, and such other provisions as the Board shall determine, consistent with the terms of this Section 6.2. In the event of any inconsistency between the terms of this Plan and an Option Agreement entered into hereunder, the terms of the Plan, specifically this Section 6.2, shall govern. The Option Agreement shall provide that all Options are fully vested at grant and will become exercisable six months after grant, such exercisability being subject to any equity ownership guidelines or other requirements established by the Board and stated in the Option Agreement.

(a) Exercise Price. The Exercise Price for each Option shall be the Fair Market Value and shall be specified in the Option Agreement. The Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date; provided, however, that the foregoing minimum Exercise Price shall not apply to Substitute Options. In no case shall the Exercise Price of any Option be less than the par value of a share of Stock.

(b) Number of Shares. Each Option Agreement shall state that it covers that specified number of shares of Stock set forth in Section 6.1, subject to the adjustments, if any, provided for in Section 9.4.

(c) Term. Each Option shall terminate on its tenth (10th) anniversary and all rights to purchase shares of Stock shall expire on the tenth (10th) anniversary of the Grant Date, unless terminated sooner pursuant to subsection (d) below.

(d) Commencement of Exercisability and Restrictions on Exercise. Each Option granted shall be exercisable at any time six months after the Option is granted, subject to this subsection (d). Each Option shall terminate if the Participant is removed as a director of the Company during the Option Period for Cause (as interpreted and determined by the Board). The Option shall be void thereafter for all purposes. If the Participant dies during the Option Period while serving as a director, the Option may by exercised by those empowered to do so under the Participant’s will or by the then applicable laws of descent and distribution at any time during the term of the Option following the Participant’s death but not thereafter.

6.3 Exercise of Option.

(a) Manner of Exercise. An Option granted hereunder shall be exercised, in whole or in part, by providing written or electronic notice, on a form provided by the Company, to a recipient designated by the Company, specifying the number of shares of Stock to be purchased and accompanied by full payment of the Exercise Price for the shares and satisfaction of any tax withholding requirements.

(b) Payment. A condition to the issuance or other delivery of shares of Stock as to which an Option shall be exercised shall be the payment of the Exercise Price and satisfaction of any tax withholding requirements. The Exercise Price of an Option shall be payable to the Company in full, in any method permitted under the Option Agreement, including: (i) in cash or in cash equivalents acceptable to the Company; (ii) by tendering unrestricted shares of Stock already owned by the Participant (for at least six (6) months or such other period as may be required by the Committee in order to comply with applicable law and to avoid adverse accounting consequences) on the date of surrender to the extent the shares of Stock have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the shares as to which such Option shall be exercised, (iii) any other method approved or accepted by the Committee in its sole discretion, including, but not limited to a cashless (broker-assisted) exercise, if permitted, or (iv) any combination of the foregoing. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

(c) Delivery of Shares. Promptly after the exercise of an Option by a Participant and the payment in full of the Exercise Price, such Participant shall be entitled to the issuance of certificates or uncertificated shares evidencing such Participant’s ownership of the shares of Stock purchased upon exercise of the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of certificates through the use of electronic or other forms of book-entry.

6.4 Transferability. Except as provided in Section 6.5, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative) may exercise an Option. Except as provided in Section 6.5, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.

6.5 Family Transfers. If authorized in the applicable Option Agreement, a Participant may transfer, not for value, all or part of an Option to any Family Member; provided, however, such a transfer must be accompanied by an executed tax agreement prepared by the Company. For the purpose of this Section 6.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 6.5, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to the original Participant or Family Members of the original Participant in accordance with this Section 6.5 or by will or the laws of descent and distribution.

6.6 Rights of Holders of Options. Unless otherwise stated in the applicable Option Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 9 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

7.	TAX WITHHOLDING

The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes, domestic or foreign, of any kind required by law with respect to the vesting of or other lapse of restrictions applicable to Options or upon the issuance of any shares of Stock or payment of any kind upon the exercise of any Options. At the time of such vesting, lapse, payment, or exercise, the Participant shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.

Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Participant may elect to have shares of Stock withheld or to deliver shares to satisfy the minimum statutory withholding rates for federal, state and local income taxes that are applicable to supplemental taxable income (“Minimum Statutory Withholding”) obligations. The Participant may elect to satisfy Minimum Statutory Withholding obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Participant or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Participant (for at least six (6) months or such other period as may be required by the Committee in order to comply with applicable law and to avoid adverse accounting consequences). The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value not in excess of such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Committee as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 7 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

8.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding that expressly or impliedly modifies or excludes application of this Section 8 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Options held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Committee shall have the right, in its sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements to be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.

9.	EFFECT OF CHANGES IN CAPITALIZATION

9.1 Changes in Stock. The maximum number of shares of Stock for which Options may be granted under the Plan as set forth in Section 4.1 shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any recapitalization, reclassification, split, reverse split, combination, exchange, dividend or other distribution payable in shares of Stock, or for any other increase or decrease in such shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date (any such event hereafter referred to as a “Corporate Event”). In addition, subject to the exception set forth in the second sentence of Section 9.4, the number and kind of shares for which Options are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any Corporate Event. Any such adjustment in outstanding Options shall not increase the aggregate Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option, and the adjustment shall comply with the requirements under Section 409A of the Code. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company shall proportionately adjust (i) the number and kind of shares subject to outstanding Options and/or (ii) the Exercise Price per share of outstanding Options to reflect such distribution. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 9.1, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

9.2 Change of Control. Subject to the exception set forth in the second sentence of Section 9.4, upon a Change of Control, the Committee, in its sole discretion, may take any of the following actions with respect to Options as of the date of the Change of Control: (i) provide that any or all such outstanding Options shall remain fully exercisable, and/or payable or (ii) take such further actions, if any, as it deems necessary or desirable with respect to any Options, including, without limitation, providing that such Options are fully exercisable or providing that the holders thereof shall receive a cash payment in exchange for the cancellation of such Options. The Committee need not take the same action with respect to all outstanding Options or to all outstanding Options of the same type.

9.3 Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs. Subject to the exception set forth in the second sentence of Section 9.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Option theretofore made pursuant to the Plan shall pertain to and apply solely to the securities to which a holder of the number of securities subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, and, in the case of Options, with a corresponding proportionate adjustment of the Exercise Price per share so that the aggregate Exercise Price thereafter shall be the same as the aggregate Exercise Price of the shares of Stock remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Option Agreement evidencing any other Option, any restrictions applicable to such Option shall apply as well to any replacement shares of Stock received by the Participant as a result of the reorganization, merger or consolidation. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 9.3, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

9.4 Adjustment. Adjustments under Section 9 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. The Board may provide in the Option Agreements at the time of grant of an Option, or any time thereafter with the consent of the Participant, for different provisions to apply to an Option in place of those described in Sections 9.1, 9.2 and 9.3. Notwithstanding the foregoing, any different provisions or changes to provisions contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

9.5 No Limitations on the Company. The making of Options pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

10.	REQUIREMENTS OF LAW

10.1 General. The Company shall not be required to issue or sell any shares of Stock under any Option if the issuance or sale of such shares would constitute a violation by the Participant, any other individual exercising an Option, or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Option upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Participant or any other individual exercising an Option pursuant to such Option unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option, the Company shall not be required to issue or sell such shares of Stock unless the Committee has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance or sale of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

10.2 Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Options pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

11.	GENERAL PROVISIONS

11.1 Disclaimer of Rights. No provision in the Plan, in any Option or in any Option Agreement shall be construed to confer upon any individual the right to remain a director of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

11.2 Nontransferability of Options. Except as provided in Sections 6.4 and 6.5 or otherwise at the time of grant or thereafter, no right or interest of any Participant in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except pursuant to a domestic relations order in settlement of marital property rights. In the event of a Participant’s death, a Participant’s rights and interests in Options shall only be transferable by will or the laws of descent and distribution to the extent provided under this Plan, and payment of any amounts due thereunder shall be made to, and exercise of any Option may be made by, the Participant’s legal representatives, heirs or legatees. If in the opinion of the Board a person entitled to payments or to exercise rights with respect to the Plan is unable to care for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Board with evidence satisfactory to the Board of such status.

11.3 Changes in Accounting or Tax Rules. Except as provided otherwise at the time an Option is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to any Option shall occur which, in the sole judgment of the Board, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Board shall have the right and power to modify as necessary, any then outstanding and unexercised Options and other outstanding Options as to which the applicable services or other restrictions have not been satisfied.

11.4 Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable.

11.5 Captions. The use of captions in this Plan or any Option Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Option Agreement.

11.6 Other Option Agreement Provisions. Each Option Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board or the Committee, in their sole discretion.

11.7 Severability. If any provision of the Plan or any Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

11.8 Governing Law. The validity and construction of this Plan and the Option Agreements shall be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the Option Agreements to the substantive laws of any other jurisdiction.

11.9 Section 409A. Notwithstanding anything in this Plan to the contrary, the Plan and Options made under the Plan are intended to comply with the requirements imposed by Section 409A of the Code. If any Plan provision or Option under the Plan would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Participant intend that the Plan provision or Option will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Option. The Participant further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify an Option in any manner and delay the payment of any amounts payable pursuant to an Option to the minimum extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code) becomes entitled to a payment under the Plan that is subject to Section 409A of the Code on account of a “separation of service” (as defined under Section 409A oft the Code), such payment shall not occur until the date that is six months plus one day from the date of such “separation from service.” Any amount that is otherwise payable within the six (6) month period described herein will be aggregated and paid in a lump sum amount without interest.

12.	AMENDMENT, MODIFICATION AND TERMINATION

12.1 Amendment, Modification, and Termination. Subject to Sections 3.2, 11.9 and 12.2, the Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the stockholders of the Company if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

12.2 Options Previously Granted. Except as otherwise may be required under Section 11.9, notwithstanding Section 12.1 to the contrary, no amendment, modification or termination of the Plan or Option Agreement shall adversely affect in any material way any previously granted Option, without the written consent of the Participant holding such Option.

13.	DURATION

Unless sooner terminated by the Board, this Plan shall terminate automatically 10 years from the Effective Date. After the Plan is terminated, no Options may be granted. Options outstanding at the time the Plan is terminated shall remain outstanding in accordance with the terms and conditions of the Plan and the Option Agreement.

14.	EXECUTION

To record adoption of the Plan by the Board as of January 24, 2011, the Company has caused its authorized officer to execute the Plan.

M.D.C. HOLDINGS, INC.

By:	/S/ MICHAEL TOUFF
Senior Vice President

Date: March 1, 2011

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For Withhold For All To withhold authority to vote for any

All All Except individual nominee(s), mark “For All

Except” and write the number(s) of the

The Board of Directors recommends you vote nominee(s) on the line below.

FOR the following: ☐ ☐ ☐

1. Election of Directors

Nominees

01 William B. Kemper 02 David D. Mandarich 03 David Siegel

The Board of Directors recommends you vote FOR The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain the following proposal: For Against Abstain

2 To approve the M.D.C. Holdings, Inc. 2011 ☐ ☐ ☐ 6 To approve the selection of Ernst & Young LLP ☐ ☐ ☐

Equity Incentive Plan. as the Company’s independent registered public accounting firm for the 2011 fiscal year.

3 To approve the M.D.C. Holdings, Inc. 2011 Stock ☐ ☐ ☐

Option Plan for Non-Employee Directors.

4 To approve an advisory proposal regarding the ☐ ☐ ☐ NOTE: To vote upon such other business as may compensation of the Company’s named executive properly come before the Meeting or any adjournment officers (the “Say on Pay” proposal). or postponement thereof.

The Board of Directors recommends you

vote that “Say On Pay” proposals be held

every 1 YEAR : 1 year 2 years 3 years Abstain

5 An advisory vote to establish the ☐ ☐ ☐ ☐

frequency of submission to shareowners

of “Say on Pay” proposals.

Yes No

Please indicate if you plan to attend this meeting ☐ ☐

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. If signing as attorney, executor,

administrator, trustee or guardian, please include your full title and authority. Corporate proxies should provide the full name of the corporation and title of the authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

M.D.C. HOLDINGS, INC.

ANNUAL MEETING OF SHAREOWNERS

WEDNESDAY, APRIL 27, 2011 8:00 A.M. MOUNTAIN TIME

4350 SOUTH MONACO STREET 6TH FLOOR

ASSEMBLY ROOM DENVER, COLORADO 80237

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, CEO letter and Form 10-K is/are available at www.proxyvote.com.

M.D.C. HOLDINGS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING OF SHAREOWNERS

April 27, 2011

The undersigned hereby appoints MICHAEL TOUFF and JOSEPH H. FRETZ, or either one of them, as proxies or proxy for the undersigned, each with full power of substitution and resubstitution, to attend the 2011 Annual Meeting of Shareowners and any adjournments or postponements thereof (the “Meeting”) and to vote as designated on the reverse side of this card, all the shares of Common Stock of M.D.C. HOLDINGS, INC. that the undersigned is entitled to vote. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof.

Please, specify your choice by clearly marking the appropriate box. Unless otherwise specified, this proxy will be voted “FOR” Proposals 1, 2, 3, 4 and 6 and, with respect to proposal 5 (frequency of “Say on Pay” proposals), will be voted FOR “Say on Pay” proposals to be held every 1 year.

(continued and to be signed and dated on the other side)